                                                                [EXECUTION COPY]





                               ASSET PURCHASE AGREEMENT

                            DATED AS OF NOVEMBER 17, 1998

                                     BY AND AMONG

                                CERIDIAN CORPORATION,

                         CERIDIAN PERFORMANCE PARTNERS LTD.,

                                LETTERALLIED LIMITED,

                            WORK/FAMILY DIRECTIONS, INC.,

                         CANADIAN WORK/FAMILY DIRECTIONS CO.,

                                         WFD,

                                 FRANCENE S. RODGERS,

                                  CHARLES S. RODGERS

                                         AND

                                THE OTHER SHAREHOLDERS

                                     PARTY HERETO

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                                  TABLE OF CONTENTS

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1. "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2. "Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3. "Assumed Liabilities". . . . . . . . . . . . . . . . . . . . . . . 2
     1.4. "Best Knowledge of Sellers" or "Sellers' Best Knowledge" . . . . . 2
     1.5. "Business Condition" . . . . . . . . . . . . . . . . . . . . . . . 2
     1.6. "Business Days". . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.7. "Buyer's Report" . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.8. "Canadian Purchased Assets". . . . . . . . . . . . . . . . . . . . 3
     1.9. "Ceridian Performance Partners". . . . . . . . . . . . . . . . . . 3
     1.10. "Closing".. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.11. "Closing Balance Sheet" . . . . . . . . . . . . . . . . . . . . . 3
     1.12. "Closing Book Value". . . . . . . . . . . . . . . . . . . . . . . 3
     1.13. "Closing Date". . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.14. "Closing Payment" . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.15. "COBRA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.16. "Code". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.17. "Company Purchased Assets". . . . . . . . . . . . . . . . . . . . 3
     1.18. "Company Facility". . . . . . . . . . . . . . . . . . . . . . . . 3
     1.19. "Company Products". . . . . . . . . . . . . . . . . . . . . . . . 3
     1.20. "Company Software Products" . . . . . . . . . . . . . . . . . . . 3
     1.21. "Company Tax Returns" . . . . . . . . . . . . . . . . . . . . . . 3
     1.22. "Company Tax" . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.23. "Consulting/Community Development Business" . . . . . . . . . . . 4
     1.24. "Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.25. "Corporate Sellers" . . . . . . . . . . . . . . . . . . . . . . . 4
     1.26. "Customer Contracts". . . . . . . . . . . . . . . . . . . . . . . 4
     1.27. "Deciding Accounting Firm". . . . . . . . . . . . . . . . . . . . 4
     1.28. "Dispute Resolution". . . . . . . . . . . . . . . . . . . . . . . 4
     1.29. "Disposal Site" . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.30. "Effective Time". . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.31. "Encumbrance" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.32. "Environmental Laws". . . . . . . . . . . . . . . . . . . . . . . 4
     1.33. "Environmental Permit". . . . . . . . . . . . . . . . . . . . . . 4
     1.34. "Equipment Leases". . . . . . . . . . . . . . . . . . . . . . . . 4
     1.35. "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.36. "ERISA Benefit Plan". . . . . . . . . . . . . . . . . . . . . . . 5
     1.37. "Escrow Agent". . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.38. "Escrow Agreement". . . . . . . . . . . . . . . . . . . . . . . . 5
     1.39. "Excluded Assets" . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.40. "Excluded Liabilities". . . . . . . . . . . . . . . . . . . . . . 5
     1.41. "First Measurement Date". . . . . . . . . . . . . . . . . . . . . 6
     1.42. "GAAP". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.43. "Governmental Entity" . . . . . . . . . . . . . . . . . . . . . . 6
     1.44. "Hazardous Material". . . . . . . . . . . . . . . . . . . . . . . 6
     1.45. "Hazardous Materials Activity". . . . . . . . . . . . . . . . . . 6
     1.46. "Intellectual Property Rights". . . . . . . . . . . . . . . . . . 6


                                          i
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     1.47. "Law(s)". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.48. "Leased Real Property". . . . . . . . . . . . . . . . . . . . . . 7
     1.49. "Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.50. "Losses". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.54. "Office Leases" . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.55. "Ordinary Course" . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.56. "Other Agreements". . . . . . . . . . . . . . . . . . . . . . . . 8
     1.57. "Owned Real Property" . . . . . . . . . . . . . . . . . . . . . . 8
     1.58. "Permitted Encumbrances". . . . . . . . . . . . . . . . . . . . . 8
     1.59. "Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.60. "Personal Property" . . . . . . . . . . . . . . . . . . . . . . . 8
     1.61. "Purchase Price". . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.62. "Purchased Assets". . . . . . . . . . . . . . . . . . . . . . . . 8
     1.63. "Records" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.64. "Related Party" . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.65. "Second Measurement Date" . . . . . . . . . . . . . . . . . . . . 9
     1.66. "Seller's Report" . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.67. "Software". . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.68. "Subsidiary". . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.69. "Tax" or "Taxes". . . . . . . . . . . . . . . . . . . . . . . . .10
     1.70. "Tax Agreement" . . . . . . . . . . . . . . . . . . . . . . . . .10
     1.71. "Tax Return". . . . . . . . . . . . . . . . . . . . . . . . . . .10
     1.72. "Third Party Software". . . . . . . . . . . . . . . . . . . . . .10
     1.73. "Top Twenty Customers". . . . . . . . . . . . . . . . . . . . . .10
     1.74. "Transactions". . . . . . . . . . . . . . . . . . . . . . . . . .10
     1.76. "U.K. Purchased Assets" . . . . . . . . . . . . . . . . . . . . .10
     1.77. "Work/Family Business". . . . . . . . . . . . . . . . . . . . . .10

2.   THE TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.1. The Transactions.. . . . . . . . . . . . . . . . . . . . . . . . .11
     2.2. The Purchase Price.. . . . . . . . . . . . . . . . . . . . . . . .11
     2.3. Adjustments to Purchase Price. . . . . . . . . . . . . . . . . . .14
     2.4. Assignment of Customer Contracts.. . . . . . . . . . . . . . . . .16
     2.5. Assignment of Office Leases. . . . . . . . . . . . . . . . . . . .16
     2.6. Assignment of Equipment Leases.. . . . . . . . . . . . . . . . . .16
     2.7. Assignment of Intellectual Property Rights.. . . . . . . . . . . .16
     2.8. Assignment of Licenses, Permits, and Other Governmental
          Authorizations.. . . . . . . . . . . . . . . . . . . . . . . . . .16
     2.9. Transfer of Assets.. . . . . . . . . . . . . . . . . . . . . . . .16
     2.10. Assumption of Liabilities.. . . . . . . . . . . . . . . . . . . .17

3.   CERTAIN TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.1. Responsibility for Taxes.. . . . . . . . . . . . . . . . . . . . .17
     3.2. Allocation of Purchase Price; Other Tax Matters. . . . . . . . . .17

4.   REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . . . .19
     4.1. Authority, Validity of Agreement.. . . . . . . . . . . . . . . . .19
     4.2. No Violations. . . . . . . . . . . . . . . . . . . . . . . . . . .19
     4.3. Consents and Approvals of Governmental Authorities.. . . . . . . .19
     4.4. Other Consents.. . . . . . . . . . . . . . . . . . . . . . . . . .20
     4.5. Absence of Certain Changes . . . . . . . . . . . . . . . . . . . .20


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     4.6. Financial Statements.. . . . . . . . . . . . . . . . . . . . . . .20
     4.7. Absence of Undisclosed Liabilities.. . . . . . . . . . . . . . . .21
     4.8. Purchased Assets.. . . . . . . . . . . . . . . . . . . . . . . . .21
     4.9. Plant, Property, and Equipment.. . . . . . . . . . . . . . . . . .21
     4.10. Orders, Commitments and Returns.. . . . . . . . . . . . . . . . .22
     4.11. Defects in Products, Warranties.. . . . . . . . . . . . . . . . .22
     4.12. Real Property.. . . . . . . . . . . . . . . . . . . . . . . . . .22
     4.13. Contracts.. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     4.14. Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     4.15. Compliance with Laws; Licenses. . . . . . . . . . . . . . . . . .25
     4.16. Computer Software and Intellectual Property.. . . . . . . . . . .26
     4.17. Environmental Matters.. . . . . . . . . . . . . . . . . . . . . .28
     4.18. Employee Plans and Arrangements.. . . . . . . . . . . . . . . . .29
     4.19. Employees.. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     4.20. Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     4.21. All Compensation and Benefit Data.. . . . . . . . . . . . . . . .32
     4.22. Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     4.23. Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     4.24. Insider Transactions. . . . . . . . . . . . . . . . . . . . . . .33
     4.25. Powers of Attorney. . . . . . . . . . . . . . . . . . . . . . . .33
     4.26. No Brokerage or Other Fees. . . . . . . . . . . . . . . . . . . .33
     4.27. Business Generally. . . . . . . . . . . . . . . . . . . . . . . .33
     4.28. Inventories.. . . . . . . . . . . . . . . . . . . . . . . . . . .34
     4.29. Year 2000.. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     4.30. Receivables and Payables. . . . . . . . . . . . . . . . . . . . .34

5.   REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . .35
     5.1. Organization and Good Standing of Ceridian Entities. . . . . . . .35
     5.2. Authority, Validity of Agreement.. . . . . . . . . . . . . . . . .35
     5.3. No Violations. . . . . . . . . . . . . . . . . . . . . . . . . . .35
     5.4. Consents and Approvals of Governmental Authorities.. . . . . . . .36
     5.5. Other Consents.. . . . . . . . . . . . . . . . . . . . . . . . . .36
     5.6. Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     5.7. No Brokerage Fees. . . . . . . . . . . . . . . . . . . . . . . . .36

6.   CERTAIN AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .36
     6.1. Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . .36
     6.2. Personnel Matters for U.S. Employees.. . . . . . . . . . . . . . .36
     6.3. Escrow Agreement.. . . . . . . . . . . . . . . . . . . . . . . . .37
     6.4. Assignments of Office Lease. . . . . . . . . . . . . . . . . . . .37
     6.5. [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . .37
     6.6. Assignment and Assumption Agreement. . . . . . . . . . . . . . . .37
     6.7. Bills of Sale. . . . . . . . . . . . . . . . . . . . . . . . . . .37
     6.8. Trademark Assignment.. . . . . . . . . . . . . . . . . . . . . . .37
     6.9. Copyright Assignments. . . . . . . . . . . . . . . . . . . . . . .37
     6.10. Transitional Services Agreement.. . . . . . . . . . . . . . . . .38
     6.11. F. Rodgers Consulting Agreement.. . . . . . . . . . . . . . . . .38
     6.12. William Helm Consulting Agreement.. . . . . . . . . . . . . . . .38
     6.13. Bulk Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     6.14. U.K. Employees. . . . . . . . . . . . . . . . . . . . . . . . . .38


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     6.15. Canadian Pension and Benefit Plans. . . . . . . . . . . . . . . .38
     6.16. U.K. Lease Assignment.. . . . . . . . . . . . . . . . . . . . . .39
     6.17. Canadian Seller Employees.. . . . . . . . . . . . . . . . . . . .39
     6.18. Trademark License Agreement.. . . . . . . . . . . . . . . . . . .39
     6.19. Purchase of Ceridian Community Resource Development Business. . .39
     6.20. Accounts Receivable Guaranty. . . . . . . . . . . . . . . . . . .40

7.   THE CLOSING
     7.1. Time and Place.. . . . . . . . . . . . . . . . . . . . . . . . . .40
     7.2. Sellers' Obligations at Closing. . . . . . . . . . . . . . . . . .40
     7.3. Buyer's Obligations at Closing.. . . . . . . . . . . . . . . . . .41
     7.4. Instruments. . . . . . . . . . . . . . . . . . . . . . . . . . . .42

8.   OBLIGATIONS AFTER CLOSING . . . . . . . . . . . . . . . . . . . . . . .42
     8.1. Further Assurances.. . . . . . . . . . . . . . . . . . . . . . . .42
     8.2. Notices and Consents.. . . . . . . . . . . . . . . . . . . . . . .42
     8.3. Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     8.4. Access to Properties and Records.. . . . . . . . . . . . . . . . .43
     8.5. Post-Closing Confidentiality.. . . . . . . . . . . . . . . . . . .43
     8.6. Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . .43
     8.7. [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . . . . . . .43
     8.8. Covenant Not to Compete. . . . . . . . . . . . . . . . . . . . . .44
     8.9. Use of Work/Family Directions Name.. . . . . . . . . . . . . . . .45
     8.10. Wire of Cash included in Purchased Assets.. . . . . . . . . . . .46
     8.11. CRD Materials.. . . . . . . . . . . . . . . . . . . . . . . . . .46

9.   SURVIVAL OF REPRESENTATIONS, WARRANTS AND COVENANTS . . . . . . . . . .46
     9.1. Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

10.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     10.1. Indemnification by Sellers. . . . . . . . . . . . . . . . . . . .47
     10.2. Indemnification by Buyer. . . . . . . . . . . . . . . . . . . . .47
     10.3. Limitation on Indemnification.. . . . . . . . . . . . . . . . . .47
     10.4. Defense Against Asserted Claims.. . . . . . . . . . . . . . . . .48
     10.5. Other.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48

11.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .49
     11.1. No Publicity, Advertisement Without Prior Consultation. . . . . .49
     11.2. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .49
     11.3. Article and Section Headings, Schedules and Exhibits. . . . . . .49
     11.4. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .49
     11.5. Gender and Number.. . . . . . . . . . . . . . . . . . . . . . . .49
     11.6. Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     11.7. Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     11.8. No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . .50
     11.9. Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . .51
     11.10. Modifications, Amendments or Waivers.. . . . . . . . . . . . . .51
     11.11. Remedies Exclusive.. . . . . . . . . . . . . . . . . . . . . . .51
     11.12. Assignment, Successors and Assigns.. . . . . . . . . . . . . . .51
     11.13. Equitable Remedies.. . . . . . . . . . . . . . . . . . . . . . .51


                                          iv

     11.14. Joint Preparation. . . . . . . . . . . . . . . . . . . . . . . .51
     11.15. Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . .51
     11.16. Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . .51
     11.17. Dollars. . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     11.18. Stamp Duty.. . . . . . . . . . . . . . . . . . . . . . . . . . .52

                               ASSET PURCHASE AGREEMENT


       This Asset Purchase Agreement ("Agreement") is made and entered into as of this 17th day of November, 1998, by and among Ceridian Corporation, a Delaware corporation ("Ceridian"), Ceridian Performance Partners Ltd., a corporation incorporated under the laws of Canada ("Canadian Buyer"), LETTER ALLIED Limited, a private limited company which is to be renamed Ceridian Performance Partners Limited and which is registered in England and Wales as company number 3658400 and having its registered office at 165 Queen Victoria Street, London EC4V 4DD ("U.K. Buyer") (Ceridian, Canadian Buyer and U.K. Buyer are collectively referred to herein as "Buyer" and each of Ceridian, Canadian Buyer and U.K. Buyer being sometimes referred to as a "Ceridian Entity"), Work/Family Directions, Inc. a Massachusetts corporation (the "Company"), Canadian Work/Family Directions Co., a Nova Scotia unlimited liability company ("Canadian Seller"), WFD, an unlimited private company registered in England and Wales under number 3265909 and having its registered office at Barrington House 59-67 Gresham Street, London EC2V 7JA ("U.K. Seller"), Francene S. Rodgers ("F. Rodgers"), Charles S. Rodgers ("C. Rodgers") and the other shareholders of the Company listed on Schedule A hereto (the "Other Shareholders") (the Company, Canadian Seller, U.K. Seller, F. Rodgers, C. Rodgers and the Other Shareholders are also individually referred to herein as a "Seller" and collectively referred to herein as "Sellers").

                                     INTRODUCTION
                                       RECITALS

       A. The Canadian Buyer and U.K. Buyer are wholly-owned direct or indirect subsidiaries of Ceridian. The Canadian Seller and U.K. Seller are Affiliates (as hereinafter defined) of the Company.

       B. Buyer wishes to purchase the Work/Family Business (as hereinafter defined) and Sellers wish to retain the Consulting/Community Development Business (as hereinafter defined). The Work/Family Business and the Consulting/Community Development Business is conducted: in the United States through the Company; in Canada through the Canadian Seller; and in the United Kingdom through the U.K. Seller.

       C. To implement the foregoing, the Company will sell the Company Purchased Assets (as hereinafter defined) to Ceridian; the Canadian Seller will sell the Canadian Purchased Assets (as hereinafter defined) to the Canadian Buyer; and the U.K. Seller will sell the U.K. Purchased Assets (as hereinafter defined) to the U.K. Buyer. In addition, (i) Ceridian will assume the Assumed Liabilities to the extent associated with the Company Purchased Assets, (ii) the Canadian Buyer will assume the Assumed Liabilities to the extent associated with the Canadian Purchased Assets, and (iii) the U.K. Buyer will assume the Assumed Liabilities to the extent associated with the U.K. Purchased Assets.

       D. F. Rodgers and C. Rodgers, as the holders, collectively, of a majority of the outstanding capital stock of the Company, will benefit from the transactions contemplated by this Agreement.

       E. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection herewith and also to prescribe various conditions to such transaction.

       Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                       ARTICLE
                                          1.
                                     DEFINITIONS


       The following terms have the following meanings when used in this Agreement, unless otherwise specified in the context:

       1.1. "AFFILIATE" shall have the meaning assigned to such term in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

       1.2. "ASSETS" means all properties and assets (real, personal or mixed, tangible or intangible).

       1.3. "ASSUMED LIABILITIES" means only (a) liabilities arising under the Customer Contracts with respect to performance due after the Effective Time;
(b) liabilities arising under licenses to Third-Party Software with respect to performance due after the Effective Time; (c) liabilities arising under the Office Leases with respect to performance due after the Effective Time; (d) liabilities arising under the Equipment Leases with respect to performance due after the Effective Time; (e) liabilities described in Schedule 1.3; and (f) liabilities incurred in the Ordinary Course and accrued on the Closing Balance Sheet, including trade accounts payable, rent, salaries and wages (other than bonuses), deferred revenue and other accrued expenses, PROVIDED, that the aggregate liabilities assumed pursuant to clause (f) of this Subsection 1.3 shall not exceed the amount that is accrued therefor on the Closing Balance Sheet, as defined in Section 2.3(b).

       1.4. "BEST KNOWLEDGE OF SELLERS" OR "SELLERS' BEST KNOWLEDGE" means actual knowledge of any individual listed on SCHEDULE 1.4;

       1.5. "BUSINESS CONDITION" means, with respect to any corporation, association or other business entity (and treating the Work/Family Business as a separate business entity), the business, financial condition, operations, assets and liabilities of such entity and its Subsidiaries taken as a whole.

       1.6. "BUSINESS DAYS" means any day other than a Saturday, Sunday or a Massachusetts or Federal holiday or a day when banks are generally closed in Massachusetts.

       1.7.   "BUYER'S REPORT" shall have the meaning ascribed thereto in
Section 2.3.

       1.8. "CANADIAN PURCHASED ASSETS" means all Assets of the Canadian Seller (including without limitation the Purchased Assets of the Canadian Seller) other than the Excluded Assets.

       1.9. "CERIDIAN PERFORMANCE PARTNERS" means any division, Affiliate or subsidiary of Ceridian conducting the Work/Family Business.

       1.10. "CLOSING" means the completion of the delivery on the Closing Date of all of the documents described or referred to in Article 7 of this Agreement and performance of all of the actions described in Article 7 of this Agreement.

       1.11.  "CLOSING BALANCE SHEET" shall have the meaning ascribed thereto in
Section 2.3(b).

       1.12. "CLOSING BOOK VALUE" means the amount by which the Net Book Value of the Purchased Assets included on the Closing Balance Sheet exceeds the Assumed Liabilities.

       1.13. "CLOSING DATE" means the date and time as of which the Closing takes place.

       1.14. "CLOSING PAYMENT" means the amounts payable pursuant to Section 2.2(a), as adjusted pursuant to Section 2.3(a).

       1.15. "COBRA" means Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

       1.16.  "CODE" means the Internal Revenue Code of 1986, as amended.

       1.17. "COMPANY PURCHASED ASSETS" means all Assets of the Company other than the Excluded Assets.

       1.18. "COMPANY FACILITY" means the leased premises scheduled on Schedule 4.12(b).

       1.19. "COMPANY PRODUCTS" means all products, software, services and technology of the Work/Family Business as presently conducted.

       1.20. "COMPANY SOFTWARE PRODUCTS" means all Software that is used internally or has been offered or provided, or is contemplated to be offered or provided, by the Work/Family Business under license for use by Work/Family Business's customers. Company Software Products does not include Third Party Software.

       1.21. "COMPANY TAX RETURNS" means all Tax Returns filed or required to be filed by Sellers or their Affiliates with respect to the Work/Family Business (including any consolidated, combined or unitary Tax Returns to the extent they relate thereto).

       1.22. "COMPANY TAX" means all liability (including, without limitation, any contingent liability) for any Tax imposed on, relating or attributable to, or otherwise payable by or with respect to the Work/Family Business or its Assets in respect of the period prior to the Closing.

       1.23. "CONSULTING/COMMUNITY DEVELOPMENT BUSINESS" means all workplace-related consulting and/or community investment strategy services, worldwide, which are provided to businesses on a limited, one-time, or specified-term basis, rather than on a continuing basis, including, without limitation, (i) workplace diagnostics and assessments, multi-company research and pilot program development, business measurement and analysis, custom designed manager and employee interventions in respect of specified issues, consultation, and implementation services concerning the foregoing, (ii) executive and/or manager briefings and education, (iii) training services to business executives and/or managers, (iv) training services to employees, and (v) community investment strategies and the implementation thereof.

       1.24. "CONTRACTS" means, except as otherwise provided to the contrary in this Agreement, all contracts and agreements (written or oral), contract rights, license agreements, purchase and sales orders, and other executory commitments.

       1.25. "CORPORATE SELLERS" means the Company, the Canadian Seller and the U.K. Seller.

       1.26. "CUSTOMER CONTRACTS" means, except as otherwise provided to the contrary in this Agreement, all customer Contracts of the Work/Family Business.

       1.27.  "DECIDING ACCOUNTING FIRM" means PriceWaterhouseCoopers LLC.

       1.28. "DISPUTE RESOLUTION" means the following process: if Sellers and Buyer are unable to resolve any dispute relating to the information contained in the Buyer's Report, Sellers and Buyer shall submit any disputed items to the Deciding Accounting Firm, which shall then make a determination as soon as practicable with respect to the issue or issues so submitted and shall furnish a written copy of such determination to each of Sellers and Buyer, which determination shall be binding on Sellers and Buyer.

       1.29. "DISPOSAL SITE" means a landfill, disposal agent, waste hauler, or recycler of Hazardous Materials.

       1.30. "EFFECTIVE TIME" means 11:59 P.M. (Eastern Standard Time) on November 15, 1998.

       1.31. "ENCUMBRANCE" means any security interest, mortgage, lien, charge, assessment, adverse claim, restriction, easement or other encumbrance of any kind, including, but not limited to, with respect to real property, any exceptions to title, recorded and unrecorded.

       1.32. "ENVIRONMENTAL LAWS" means all laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibits, regulates or controls any Hazardous Material or any Hazardous Materials Activity, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, comparable laws, rules, regulations, orders, treaties, statutes and codes of other Governmental Entities, and the regulations and publications promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing now or hereafter enacted.

       1.33. "ENVIRONMENTAL PERMIT" means any approval, permit, license, clearance or consent required to be obtained from any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by Sellers or any of their Subsidiaries, or any of their respective predecessors, or otherwise with respect to the Work/Family Business.

       1.34. "EQUIPMENT LEASES" means the equipment leases of the Work/Family Business listed in Schedule 4.13(b).

       1.35. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       1.36. "ERISA BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA, that is subject to any provision of ERISA.

       1.37. "ESCROW AGENT" means National City Bank of Minneapolis, Minnesota, or other such other National banking association as may be designated by agreement of Sellers and Buyer.

       1.38. "ESCROW AGREEMENT" means the Escrow Agreement substantially in the form attached hereto AS SCHEDULE 1.38.

       1.39. "EXCLUDED ASSETS" means cash in excess of Two Million Five Hundred Forty-seven Thousand Nine Hundred Eighty-two Dollars ($2,547,982), the names "Work/Family Directions", "WFD" and their derivatives, and those items listed on
SCHEDULE 1.39.

       1.40. "EXCLUDED LIABILITIES" means all Liabilities, other than the Assumed Liabilities, including, without limitation, the following:

              (a) Any debts, obligations or liabilities of Sellers or their Affiliates, whether absolute, accrued, contingent or otherwise, for (i) Taxes arising with respect to the operation of the Work/Family Business and/or the Consulting/Community Development Business on or prior to the Effective Time other than non-delinquent accrued payroll Taxes or (ii) Taxes in respect of goods and services taxes ("GST') in Canada or VAT in the United Kingdom, as a result of the transactions contemplated by this Agreement or sales taxes in the United States, Canada or the United Kingdom as a result of the transactions contemplated by this Agreement or (iii) the costs of providing a surety or other guaranty in respect of any Encumbrance imposed by a Governmental Entity upon any of the Purchased Assets as a result of Sellers' failure to pay any Taxes referred to in clause (a)(i) above;

              (b) Any Liabilities of Sellers or their Affiliates with respect to litigation which is, as of the Closing, pending, or which relates to any act, omission, or event arising prior to Closing;

              (c) Any Liabilities of Sellers or their Affiliates of any kind or nature, whether absolute, accrued, contingent or otherwise, which, directly or indirectly, arises under or relates to any Company ERISA Benefit Plan, Company Non-ERISA Benefit Arrangement or Employee Agreement (other than any Employee Agreement listed on Schedule 1.40(c)), as such terms are defined in Section 4.18, including, without limitation, any liabilities of Sellers or their Affiliates of any kind or nature, whether absolute, accrued, contingent or otherwise, which directly or indirectly relate to the Work/Family Directions, Inc. Performance Shares Plan adopted and effective
                     January 1, 1995;

              (d) Any Liabilities of Sellers or their Affiliates of any kind or nature, whether absolute, accrued, contingent or otherwise, relating to the environment, including, without limitation, Liabilities arising under Environmental Laws or arising from any Hazardous Materials Activity;

              (e) Any Liabilities of Sellers or their Affiliates of any kind or nature related to any debt to any bank or other financial institution;

              (f) Any Liabilities of Sellers or their Affiliates in respect of notes payable or accrued earnings interest;

              (g) Any Liabilities of Sellers or their Affiliates to any broker, finder, accountant, or attorney for fees due arising from, or with respect to work performed in connection with, this Agreement or the Transaction; and

              (h) Any Liability not previously paid, satisfied or discharged related to the provision of services by CSC Consulting Corp. to Sellers.

       1.41.  "FIRST MEASUREMENT DATE" shall mean the date which is eighteen
(18) months from the Closing Date.

       1.42. "GAAP" means generally accepted accounting principles in effect in the United States at the time when and for the period as to which such accounting principles are to be applied.

       1.43. "GOVERNMENTAL ENTITY" means any local, state, provincial, federal, foreign or international governmental authority, agency or other entity, including, but not limited to, any court, tribunal or panel.

       1.44. "HAZARDOUS MATERIAL" means any material or substance (except for materials or substances commonly used or managed in connection with an office building and in compliance with Environmental Laws) that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity with competent jurisdiction to be radioactive, toxic, hazardous, a pollutant or otherwise a danger to health, reproduction or the environment.

       1.45. "HAZARDOUS MATERIALS ACTIVITY" means the possession, transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale, or distribution of, any Hazardous Material or any product containing a Hazardous Material.

       1.46. "INTELLECTUAL PROPERTY RIGHTS" means all of the Corporate Sellers' rights, title and interest in and to all: (a) United States and foreign patents and patent applications related to the Work/Family Business; (b) copyrights in computer programs, databases and other works of authorship related to the Work/Family Business; (c) trade secrets and proprietary or confidential business and technical information related to the Work/Family Business; (d) proprietary "know-how," whether or not protectable by patent, copyright or trade secret right related to the Work/Family Business; (e) United States and foreign trademarks, service marks, trade names and associated goodwill, and registrations or applications for registration of any such marks or names related to the Work/Family Business; (f) Company Software Products related to the Work/Family Business; and (g) Third-Party Software related to the Work/Family Business.

       1.47. "LAW(s)" means all applicable laws, statutes, ordinances, rules, regulations, judgments, administrative requirements, injunctions, stipulations, decrees and orders of any Governmental Entity.

       1.48. "LEASED REAL PROPERTY" means all real property (other than Owned Real Property) leased, occupied, operated or controlled by the Corporate Sellers or their Affiliates and used in connection with the Work/Family Business.

       1.49. "LIABILITIES" means any and all claims, assessments, charges, indebtedness or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

       1.50. "LOSSES" means all Liabilities, losses, damages (but expressly excluding incidental, consequential and special damages), costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) incurred in connection with the investigation, evaluation, settlement, defense or prosecution of Liabilities, and shall specifically include any and all claims, costs, damages, fines, penalties, or liabilities which arise from or in connection with any Environmental Law. If and to the extent a claim for indemnification under this Agreement is based upon payments to a third party, Losses shall also include interest thereon from the date the payments were made until the same have been reimbursed. Interest as described in this section shall be the publicly announced prime rate (or reference rate) of interest charged by the principal banker to the party to whom the interest is to be paid, as in effect from time to time during the period for which interest is payable.

       1.51. "MATERIAL ADVERSE EFFECT" means an event, circumstance, fact, or condition which individually or in the aggregate, would result in a Liability or Loss as it relates to the Work/Family Business of One Hundred Fifty Thousand Dollars ($150,000).

       1.52. "NET BOOK VALUE" shall mean (a) the gross book value of the Purchased Assets (except for those Purchased Assets classified as intangible assets), less (b) reserves for depreciation, shrinkage and obsolence.

       1.53. "NON-ERISA BENEFIT ARRANGEMENTS" means any policy, practice, program, arrangement, agreement, plan, trust or other method of contribution or compensation that (a) provides benefits, perquisites or remuneration, other than current cash compensation, to an employee, former employee or other individual who provides or provided personal services other than as an employee or to the dependent or beneficiary of such an employee, former employee or other individual and (b) is not an ERISA Benefit Plan. Non-ERISA Benefit Arrangement includes, without limitation, any policy, practice, program, arrangement, agreement, plan, trust or other method of contribution or compensation providing for the grant award or sale of stock, stock options, phantom stock or stock appreciation or depreciation rights; direct or indirect extensions of credit; health, life or disability benefits; retirement, profit sharing or deferred compensation benefits; severance and separation benefits; workers' compensation; vacation and other paid time off; cafeteria and flexible benefits; and incentive and fringe benefits.

       1.54. "OFFICE LEASES" means the current leases scheduled on Schedule 4.12(b).

       1.55. "ORDINARY COURSE" means the ordinary course of business of the respective Corporate Sellers as it relates to the Work/Family Business, consistent with past practice.

       1.56.  "OTHER AGREEMENTS" means (a) the Escrow Agreement described in
Section 6.3; (b) the Assignments of Office Leases described in Section 6.4; (c) the Assignment and Assumption Agreement described in Section 6.6; (d) the Bills of Sale described in Section 6.7; (e) the Trademark Assignments described in
Section 6.8; (f) the Copyright Assignments described in Section 6.9; (g) the Transitional Services Agreement described in Section 6.10; (h) the F. Rodgers Consulting Agreement described in Section 6.11; (i) the William Helm Consulting Agreement described in Section 6.12; (j) the U.K. Lease

Assignment described in Section 6.16; (k) the Assignment of intellectual property rights in the U.K. database and the U.K. pamphlets; and (l) the Trademark License Agreement referred to in Section 6.18.

       1.57. "OWNED REAL PROPERTY" means all real property in which the Company or its Affiliates has any fee or other direct or indirect ownership interest and which is used in connection with the Work/Family Business.

       1.58.  "PERMITTED ENCUMBRANCES" means:

              (a) Encumbrances in favor of the Buyer or any of its Affiliates;

              (b) Encumbrances existing as of the date of this Agreement and disclosed in SCHEDULE 1.58(b) hereto;

              (c) Encumbrances for Taxes, to the extent that payment of the same may be postponed or is not required to be paid prior to the Effective Time in accordance with the provisions of the Agreement (provided, however, this clause Section l.58(c) shall not be construed to limit Sellers' obligations with respect to Sections l.40(a) and 10.1 (b));

              (d) landlords' and lessors' liens in respect to rent not in default or Encumbrances in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar Encumbrances, if the obligations secured by such Encumbrances are not then delinquent; liens securing the performance of bids, tenders, or contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

              (e)    rights of lessors under capital leases; and

              (f) easements, rights of way, restrictions or Encumbrances relating to real property and not interfering in a material way with the Ordinary Course.

       1.59. "PERSON" means any natural person, firm, unlimited liability company, limited liability company, limited liability partnership, corporation, company (as defined by Companies Act 1985), partnership, association, trust, or governmental body.

       1.60. "PERSONAL PROPERTY" means all inventory, machinery, parts, equipment, supplies, furniture, computer hardware, automobiles and vehicles and other tangible personal property.

       1.61. "PURCHASE PRICE" means the total amount of money to be paid by Buyer for the Purchased Assets in accordance with Section 2.2 of this Agreement.

       1.62. "PURCHASED ASSETS" means all Assets of the Corporate Sellers, including, without limitation, the following:

              (a) All of the Corporate Sellers' rights under the Contracts associated with the Work/Family Business, Office Leases and Equipment Leases arising after the Effective Time;

              (b) All of the Corporate Sellers' rights in the Intellectual Property Rights;

              (c) All of the Corporate Sellers' owned Personal Property, including, without limitation, the tangible personal property listed on Schedule 4.9;

              (d) All of the Corporate Sellers' licenses, permits, and other governmental authorizations related to the Work/Family Business, to the extent assignable;

              (e)    Goodwill of the Work/Family Business;

              (f)    All Records; and

              (g) All accounts receivable with respect to the Work/Family Business.

provided, however, in no event shall the Purchased Assets include any of the Excluded Assets.

       1.63. "RECORDS" means originals or duplicate copies of all documents, records, and files, in whatever form, related to the Purchased Assets, or to employees of the Work/Family Business whose employment transfers to Buyer.

       1.64. "RELATED PARTY" means any company (whether or not incorporated) which is considered a single employer with the Company under Section 414(b),
(c), (m) or (o) of the Code or Title I or IV of ERISA.

       1.65. "SECOND MEASUREMENT DATE" shall mean the date which is twenty-seven (27) months from the Closing Date.

       1.66.  "SELLER'S REPORT" shall have the meaning ascribed thereto in
Section 2.3.

       1.67. "SOFTWARE" means computer programs and databases in any form (including source code and binary code), and in any stage of development, test and release, together with all related technical documentation, user manuals, data files, databases and other works of authorship, and all information and materials necessary or required for the effective installation, maintenance, use and support of such computer programs.

       1.68. "SUBSIDIARY" of a designated entity means any corporation or other entity of which securities (or other ownership interests) having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are at the time directly or indirectly owned by the designated entity.

       1.69. "TAX" OR "TAXES" means any tax or other levy, assessment, tariff, duty or deficiency imposed or collected by any Governmental Entity, including, without limitation, all federal, state, provincial, county, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, occupation, property, excise, value added, goods and services and other taxes, duties or assessments (including the recapture of any tax items such as investment tax credits), together with any related interest, penalties and additions and shall include any transferee or secondary liability for a Tax and any Tax liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group or being included (or required to be included) in any Tax Return relating thereto.

       1.70. "TAX AGREEMENT" means any sharing, allocation, indemnity or other agreement or arrangement (written or unwritten) with any Affiliate relating to Taxes (other than this Agreement).

       1.71. "TAX RETURN" means any return, report, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Tax authority or Governmental Entity in connection with the determination, assessment or collection of any Taxes of any Person or the administration or any Laws relating to any Taxes.

       1.72. "THIRD PARTY SOFTWARE" means all Software licensed, leased or loaned by third party vendors or contractors for use by any Seller in connection with the internal business operations of the Work/Family Business, or for distribution by the Work/Family Business under sublicense for use by customers, either on a stand-alone basis or in combination with Company Software Products.

       1.73. "TOP TWENTY CUSTOMERS" shall mean the customers of the Work/Family Business listed on SCHEDULE 1.73 hereto, comprising the twenty (20) largest customers of the Work/Family Business under written Contract with the Company as of the Closing Date, based on annualized revenues from January 1, 1998 through the Closing Date (or such portion of that period during which such customer was under Contract with the Company).

       1.74. "TRANSACTIONS" means the transactions contemplated by this Agreement.

       1.75. "U.K. LEASE" means a lease of the premises at 4th Floor, Celcon House, 289- 293 High Holburn, London WC1V 7HU and made between Kingsway Group Plc, WFD and Work/Family Directions, Inc.

       1.76. "U.K. PURCHASED ASSETS" means all Assets of the U.K. Seller (including without limitation the Purchased Assets of the U.K. Seller) other than the Excluded Assets.

       1.77.  "WORK/FAMILY BUSINESS" means:

              (a) All services, worldwide, which support broad groups of employees and managers in respect of work/life issues and which are delivered, as part of a generally available assistance or managerial coaching program, to employees in person or via mail, audio tape, video tape, e-mail, intranet, internet, or through a program of education seminars; such services include, without limitation, referrals to care or other professional resources, non-clinical consultations, employee assistance programs, general managerial coaching, information on life transitions, and personal concierge services; and

              (b) the Consulting/Community Development Business conducted in Canada and in the United Kingdom.

                                       ARTICLE
                                          2.
                                   THE TRANSACTIONS

       2.1. THE TRANSACTIONS. Subject to the terms and conditions herein, as of the Effective Time, (i) the Corporate Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Corporate Sellers, all of the Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances and (ii) Buyer shall assume from the Corporate Sellers all of the Assumed Liabilities. In furtherance of the foregoing: (i) the Company shall sell, transfer, assign, convey and deliver to Ceridian the Company Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances, and Ceridian shall purchase and acquire from the Company all of the Company Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances; (ii) the Canadian Seller shall sell, transfer, assign, convey and deliver to the Canadian Buyer the Canadian Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances, and the Canadian Buyer shall purchase and acquire from the Canadian Seller all of the Canadian Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances; and (iii) the U.K. Seller shall sell, transfer, assign, convey and deliver to the U.K. Buyer the U.K. Purchased Assets with full title guarantee (including, without limitation, free and clear of all Encumbrances, except Permitted Encumbrances), the U.K. Buyer shall purchase and acquire from the U.K. Seller all of the U.K. Purchased Assets and the U.K. Buyer will acquire the Work/Family Business in the United Kingdom as a going concern and will carry it on in succession to the U.K. Seller.

       2.2.   THE PURCHASE PRICE.


              (a) GENERAL. Subject to the adjustment described in Section 2.3, the Purchase Price for the Transactions shall be the sum of the following:

                            (i)    In respect of the Company:

                                   (A)    Seventy-nine Million Six Hundred
                                          Twenty-five Thousand Dollars
                                          ($79,625,000), Seventy-eight Million
                                          Six Hundred Twenty-five Thousand
                                          Dollars ($78,625,000) of which shall
                                          be paid in cash or immediately
                                          available funds to the Company and One
                                          Million Dollars ($1,000,000) of which
                                          shall be paid in cash or immediately
                                          available United States funds to the
                                          Escrow Agent, in each case by
                                          Ceridian; and

                                   (B)    The contingent payments described in
                                          Section 2.2(b)

                            (ii) In respect of the Canadian Seller, Forty-six Thousand Canadian Dollars (C$46,000) payable by the Canadian Buyer to the Canadian Seller via check; and

                            (iii) In respect of the U.K. Seller, Two Hundred Three Thousand British Pound Sterling (L203,000) payable by the U.K. Buyer to the U.K. Seller in cash or immediately available British funds;

              (b)    Contingent Payments.

                     (i) FIRST MEASUREMENT PAYMENT. On the first business day of the first calendar month following the First Measurement Date, Ceridian shall make a payment (the "First Contingent Payment") to the Company in cash or immediately available United States funds, determined as follows: if at least the respective number set forth below of the Top Twenty Customers remain as customers of Ceridian Performance Partners as of the First Measurement Date, then the amount of the First Contingent Payment shall be as set forth below:


                                                        First Contingent
                     Number of Top Twenty Customers     Payment Amount
                     ------------------------------     ----------------
                            At least 19                   $3,000,000
                            At least 18                   $2,250,000
                            At least 17                   $1,500,000
                            At least 16                     $750,000
                            Fewer than 16                         $0

                            So, by way of example, if the number of Top
                            Twenty Customers remaining as of the First
                            Measurement Date is 18, the amount of the First Contingent Payment would be Two Million Two Hundred Fifty Thousand Dollars ($2,250,000). Notwithstanding the foregoing, for the purposes of this subsection 2.2(b)(i), any Top Twenty Customer who, following the Closing and prior to the First Measurement Date, terminates its relationship with Ceridian Performance Partners primarily as a result of Ceridian Performance Partners' failure to perform its obligations to such customer pursuant to applicable Contracts, shall be deemed to have remained as a customer of Ceridian Performance Partners as of the First Measurement Date; and, PROVIDED FURTHER, that if any two or more Top Twenty Customers merge or consolidate with one another and Ceridian Performance Partners continues to service the employees of the combined entity, then the number of such Top Twenty Customers shall not be deemed reduced as a result of such merger or consolidation, and, PROVIDED FURTHER, that if a Contract with a Top Twenty Customer is renewed or rewritten in the name of Ceridian Performance Partners, such Top Twenty Customer shall continue to be deemed a Top Twenty Customer for purposes of this Section 2.2(b); and PROVIDED FURTHER, HOWEVER, that in the event that, following the Closing and prior to the First Measurement Date, all or substantially all of the assets or more than fifty percent (50%) of the equity of any Top Twenty Customers is acquired by a third party and, as a result, the business of such Top Twenty

                            Customer no longer remains with Ceridian
                            Performance Partners (each such customer, an "Acquired Customer"), then (i) if, following the Closing and prior to the First Measurement Date, Ceridian Performance Partners obtains a new customer or customers principally as a result of the efforts of F. Rodgers, and (ii) such customer or customers enter into a Contract (or Contracts) with Ceridian Performance Partners pursuant to which Ceridian Performance Partners' projected aggregate annual revenues for the twelve (12) months following such Contract (or Contracts) can reasonably be expected to be in excess of the annualized revenues generated by the Acquired Customer (or Acquired Customers, as the case may be) during the period from January 1, 1998 through the Closing Date (or for such portion thereof during which such Acquired Customer was under Contract with the Company), then such newly obtained customer, or such newly obtained customers in the aggregate, as the case may be, shall be deemed to have been a Top Twenty Customer as of the Closing for purposes of this subsection 2.2(b)(i).

                     (ii) SECOND MEASUREMENT PAYMENT. On the first business day of the first calendar month following the Second Measurement Date, Ceridian shall make a payment (the "Second Contingent Payment") to the Company in cash or immediately available United States funds, determined as follows: if at least the respective number set forth below of the Top Twenty Customers remain as customers of Ceridian Performance Partners as of the Second Measurement Date, then the amount of the Second Contingent Payment shall be as set forth below:


                                                             Second Contingent
                            Number of Top Twenty Customers       Payment Amount
                            ------------------------------   ------------------
                                   At least 19                 $2,000,000
                                   At least 18                 $1,000,000
                                   At least 17                   $500,000
                                   Fewer than 17                       $0

                            So, by way of example, if the number of Top
                            Twenty Customers remaining as of the Second
                            Measurement Date is 18, the amount of the Second Contingent Payment would be One Million Dollars ($1,000,000). Notwithstanding the foregoing, for the purposes of this subsection 2.2(b)(ii), any Top Twenty Customer who, following the Closing and prior to the Second Measurement Date, terminates its relationship with Ceridian Performance Partners primarily as a result of Ceridian Performance Partners' failure to perform its obligations to such customer pursuant to applicable

                            Contracts, shall be deemed to have remained as a customer of Ceridian Performance Partners as of the Second Measurement Date; and, PROVIDED FURTHER, that if any two or more Top Twenty Customers merge or consolidate with one another and Ceridian Performance Partners continues to service the employees of the combined entity, then the number of such Top Twenty Customers shall not be deemed reduced as a result of such merger or consolidation, and, PROVIDED FURTHER, that if a Contract with a Top Twenty Customer is renewed or rewritten in the name of Ceridian Performance Partners, such Top Twenty Customer shall continue to be deemed a Top Twenty Customer for purposes of this Section 2.2(b); and PROVIDED FURTHER, HOWEVER, that in the event that following the Closing and prior to the Second Measurement Date, all or substantially all of the assets or more than fifty percent (50%) of the equity of any Top Twenty Customers is acquired by a third party and, as a result, the business of such Top Twenty Customer no longer remains with Ceridian Performance Partners (each such customer, a "Second Measurement Acquired Customer"), then (i) if, following the Closing and prior to the Second Measurement Date, Ceridian Performance Partners obtains a new customer or customers principally as a result of the efforts of F. Rodgers, and (ii) such customer or customers enter into a Contract (or Contracts) with Ceridian Performance Partners pursuant to which Ceridian Performance Partners' projected aggregate annual revenues for the twelve (12) months following such Contract (or Contracts) can reasonably be expected to be at least one hundred fifteen percent (115%) of the annualized revenues generated by the Second Measurement Acquired Customer (or Second Measurement Acquired Customers, as the case may be) during the period from January 1, 1998 through the Closing Date (or for such portion thereof during which such Second Measurement Acquired Customer was under Contract with the Company), then such newly obtained customer, or such newly obtained customers in the aggregate, as the case may be, shall be deemed to have been a Top Twenty Customer as of the Closing for purposes of this subsection 2.2(b)(ii).

       2.3.   ADJUSTMENTS TO PURCHASE PRICE.

              (a) Not later than two business days prior to the Closing Date, Sellers shall deliver to Buyer their good faith estimate of the Closing Book Value. If the estimated Closing Book Value is less than Six Million Dollars ($6,000,000), the Closing Date Payment shall be reduced by an amount (the "Closing Adjustment") equal to (a) Six Million Dollars ($6,000,000) less (b) the estimated Closing Book Value.

              (b) Within 120 days following the Closing Date, Buyer will prepare and deliver to Sellers a consolidated balance sheet (the "Closing Balance Sheet") of the Work/Family Business, prepared in accordance with GAAP as utilized by the Corporate Sellers on a consolidated basis prior to Closing, consistently applied with the pro forma balance sheet attached as
                     Schedule 2.3(b), showing, except as noted below, the Purchased Assets and assumed Liabilities as of the Effective Time, together with a calculation of the "Closing Book Value" reflected on the Closing Balance Sheet ("Buyer's Report"); provided, however, that for purposes of this subsection 2.3(b) the Closing Balance Sheet will not include (i) any Purchased Asset which comprises an intangible asset,
                     (ii) any Excluded Asset or (iii) any Liability which is not an Assumed Liability. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Closing Balance Sheet shall be prepared using the same exchange rates (One Pound Sterling equals $1.70 U.S. Dollar and One Canadian Dollar equals $.65 U.S. Dollar). In addition, notwithstanding anything to the contrary in this Agreement, for all purposes including tax and accounting, the profits or losses of the Work/Family Business from and after the Effective Time shall accrue for the benefit of, or be to the detriment of, as the case may be, the Buyer.

              (c) Sellers shall have the right to have auditors or other representatives of their choosing audit the Buyer's Report and the Buyer shall cooperate with such audit. Within 60 days after delivery to Sellers of the Buyer's Report Sellers shall have the right to object to the information contained in the Buyer's Report and in such event:

                     (i) Sellers shall provide Buyer with a written statement (the "Sellers' Report"), setting forth an itemized list of Sellers' objections;

                     (ii) Sellers and Buyers and their respective independent accountants, shall attempt to resolve any dispute as to the information contained in the Buyer's Report; and

                     (iii)  if the parties and their independent
                            accountants are unable to reach agreement within 30 days following delivery of the Sellers' Report, the parties shall submit to Dispute Resolution. The fees, costs and expenses of the Deciding Accounting Firm shall be paid by the party or parties who do not prevail in the Dispute Resolution (as determined by the Deciding Accounting Firm).

              (d) Within ten (10) Business Days following the resolution by the parties of any dispute with respect to the Buyer's Report or the date on which Buyer actually receives written determination of the Deciding Accounting Firm with respect to any such dispute, as the case may be:

                     (i) if the Closing Book Value is less than the remainder of (a) Six Million Dollars ($6,000,000) minus (b) the Closing Adjustment (if any), then' the Sellers shall make, or cause the Corporate Sellers to make, a cash payment to Buyer in an amount equal to such shortfall; or

                     (ii) if the Closing Book Value is greater than the remainder of (a) Six Million Dollars ($6,000,000) minus (b) the Closing Adjustment (if any), then Buyer shall make a cash payment to the Company in an amount equal to such overage.

       2.4. ASSIGNMENT OF CUSTOMER CONTRACTS. At the Closing, with respect to all Customer Contracts: (a) each of the Corporate Sellers shall assign all of its right, title and interest in and to these Customer Contracts (to which it is a party) (apart from Customer Contracts which relate to the Work/Family Business in the UK (the "UK Customer Contracts")) to Buyer notwithstanding any provision in such Customer Contract purporting to prohibit or limit such assignment without consent or to require the satisfaction of any conditions in order to effect such assignment (other than conditions relating to the Corporate Sellers' obligations under such Customer Contracts relating to any matters other than assignment of such Customer Contracts) and the U.K. Customer Contracts which are capable of assignment or in relation to which the party to such Customer Contract other than the U.K. Seller agrees to such assignment shall be assigned by the U.K. Seller to the U.K. Buyer and for the avoidance of doubt this Agreement shall constitute an assignment of such Customer Contracts to the U.K. Buyer; (b) the parties shall jointly communicate with the customers concerning such assignment; (c) in the event any such customer objects to such assignment and insists that the Customer Contract continue to be performed by a Corporate Seller, until the end of the minimum remaining term of such agreement, Sellers shall at Buyer's expense (with respect to Sellers' out-of-pocket expense, including reasonable attorneys' fees) provide their full cooperation and assistance in the resolution of such situation, including by way of causing such work to be performed by Buyer on a subcontract basis, and in such event, Buyer shall insure that continued service is provided to the customer under such contract and any services so provided shall be performed at Buyers cost and for its benefit; and (d) to the extent that any U.K. Customer Contracts are not assigned to the U.K. Buyer at Closing, the U.K. Seller will use all reasonable endeavors to ensure that the benefits of any such contracts be assigned to the U.K. Buyer as soon as possible after the Closing provided that the Buyer shall fully indemnify the U.K. Seller in respect of any costs, liabilities or expenses arising in connection with the assignment of such Customer contracts and which are incurred by the U.K. Seller and shall cooperate fully with the U.K. Seller in obtaining such assignments; and (e) for the avoidance of doubt, the U.K. Seller shall incur no liability in connection with any failure to obtain consent to the assignment of a U.K. Customer Contract and shall be fully indemnified by the Buyer in connection with any liabilities arising in connection therewith.

       2.5. ASSIGNMENT OF OFFICE LEASES. At the Closing, the Corporate Sellers shall assign to Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, all rights in the Office Leases (other than with respect to leased property in the United Kingdom).

       2.6. ASSIGNMENT OF EQUIPMENT LEASES. At the Closing, the Corporate Sellers shall assign to Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, all rights in the Equipment Leases.

       2.7. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. At the Closing, the Corporate Sellers shall, to the extent assignable, assign to Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, all rights in the Intellectual Property Rights (other than any Intellectual Property Rights which comprise Excluded Assets).

       2.8. ASSIGNMENT OF LICENSES, PERMITS, AND OTHER GOVERNMENTAL AUTHORIZATIONS. At the Closing, the Corporate Sellers shall, to the extent assignable, assign to Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, the licenses, permits, and other authorizations related to the Work/Family Business, including those listed in Schedule 4.15(b).

       2.9.   TRANSFER OF ASSETS.

              (a) At the Closing, the Corporate Sellers shall deliver possession of the tangible Purchased Assets to Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, such delivery to take place at the locations where such assets have been located in the Ordinary Course prior to the Closing.

              (b) To the extent that any of the rights assigned to Buyer hereunder are governed by Contracts that also govern comparable rights of the Corporate Sellers relating to assets or operations of the Corporate Sellers not included in the Purchased Assets or the Work/Family Business, Buyer shall, upon written request of the Corporate Sellers, use reasonable commercial efforts to enforce each such Contract against any other parties to such Contract for the benefit of the Corporate Sellers as a third party beneficiary, to the extent such Contract affects or applies to assets or operations of the Corporate Sellers other than the Work/Family Business or the Purchased Assets.

       2.10. ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume and agree to pay, perform and discharge when due, all of the Assumed Liabilities. In no event shall Buyer have any obligation to pay, perform and discharge the Excluded Liabilities. In furtherance of the foregoing; (i) Ceridian shall assume the Assumed Liabilities associated with the Company Purchased Assets; (ii) the Canadian Buyer shall assume the Assumed Liabilities associated with the Canadian Purchased Assets; and (iii) the U.K. Buyer shall assume the Assumed Liabilities associated with the U.K. Purchased Assets.

                                      ARTICLE
                                         3.
                                CERTAIN TAX MATTERS

       3.1. RESPONSIBILITY FOR TAXES. The Corporate Sellers shall be responsible for all sales, transfer, and similar taxes or duties, imposed on, or resulting from, the sale or transfer of the Purchased Assets pursuant to this Agreement.

       3.2.   ALLOCATION OF PURCHASE PRICE; OTHER TAX MATTERS.

              (a) At or prior to Closing, the Company, Sellers and Buyer shall allocate the Purchase Price (and all other capitalized costs) among the Company Purchased Assets as set forth on SCHEDULE 3.2(a). Such allocation shall be made as provided in Section 1060 of the Code. Buyer and Sellers shall report or cause the Company to report (including the filing of Form 8594 to the Internal Revenue Service) the sale and purchase of the Purchased Assets for all Tax purposes in a manner consistent with such allocation.
                     Schedule 3.2(a) also includes the aggregate fair market value of each class of assets described in the regulations promulgated pursuant to Section 1060 of the Code. Buyer and the Company shall file on a timely basis any amendments required to Form 8594 as a result of a subsequent increase or decrease-of the Purchase Price. The Company's United States Federal Employee Identification Number is 04-2921926. Ceridian's United States Federal Employee Identification Number is 52-0278528.

              (b) The Purchase Price for the Canadian Purchased Assets shall be allocated in accordance with Schedule 3.2(b). The Canadian Buyer and Canadian Seller shall follow the agreed allocation in Schedule 3.2(b) in determining and reporting their liabilities for any Taxes and, without limitation, shall file their respective Canadian tax returns prepared in accordance with such allocations. The Canadian Buyer and Canadian Seller shall execute jointly an election in the prescribed form under Section 22 of the INCOME TAX ACT (Canada) in respect of the accounts receivable of the Canadian Seller and shall file such election with their respective Canadian tax returns for their respective taxation years that include the Effective
                     Time. The Canadian Buyer and Canadian Seller shall execute jointly an election in the prescribed manner under subsection 20(24) of the INCOME TAX ACT
                     (Canada) in respect of all deposits and other prepayments received by the Canadian Seller from customers of its Work/Family Business. At the Closing, the Canadian Seller and Canadian Buyer shall execute jointly an election under Section 167 of the EXCISE TAX ACT (Canada) to have the sale of the Canadian Purchased Assets take place on a GST-free basis under Part IX of the EXCISE TAX ACT
                     (Canada) and the Canadian Buyer shall file such election with its GST return for the reporting period in which the sale of the Canadian Purchased
                     Assets takes place.

              (c) The Purchase Price for the U.K. Purchased Assets shall be allocated in accordance with Schedule 3.2(c). The U.K. Seller and U.K. Buyer shall follow the agreed allocation in
                     Schedule 3.2(c) in determining and reporting their liabilities for any Taxes and, without limitation, shall file their respective United Kingdom tax returns prepared in accordance with such allocations. The Sellers and the Buyer intend that, and shall use all reasonable efforts to ensure that, the sale and transfer of the UK Purchased Assets pursuant to this Agreement shall be treated as neither a supply of goods nor a supply of services for the purposes of the UK Value Added Tax and accordingly the U.K. Seller and the U.K. Buyer shall when required to do so give notice of such sale and transfer to H.M. Customs and Excise pursuant to paragraph 11 of Schedule 1 to the Value Added Tax Act 1994 ("VATA") or regulation 6 of the Value Added Tax Regulations 1995 or as otherwise required by law and the U.K. Seller shall apply (before or as soon as reasonably practicable after Closing) to H.M. Customs and Excise and obtain a direction that all records referred to in Section 49 VATA may be retained by it and the U.K. Seller undertakes to preserve those records in such a manner and for such periods as may be required by law and during such period to give to the U.K. Buyer (on reasonable prior notice) reasonable access during normal business hours to such records. If and to the extent that VAT is determined by H.M. Customs and Excise to be payable on the sale, such VAT shall be for the account of the U.K. Seller and (for the avoidance of doubt) any amounts expressed in this Agreement to be payable by Buyer shall be inclusive of VAT. The U.K. Buyer warrants that it is or will at Closing be a taxable person for VAT purposes and that it intends to use the U.K. Purchased Assets after Closing in carrying on the same kind of business as that carried on by the U.K. Seller.

                                      ARTICLE
                                         4.
                     REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyer to enter into this Agreement and consummate the Transactions, Sellers hereby jointly and severally make to Buyer the representations and warranties contained in this Article 4.

       4.1. AUTHORITY, VALIDITY OF AGREEMENT. Each of the Corporate Sellers has full power and authority to carry on the Work/Family Business as currently conducted. Each Seller has all requisite corporate power and authority to enter into this Agreement and the Other Agreements (to the extent such Seller is a party thereto) and to perform the obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Other Agreements (to the extent such Seller is a party thereto). The execution and delivery by each Seller of this Agreement and the Other Agreements (to the extent Seller is a party thereto) and the consummation of the Transactions have been duly authorized by all necessary action on the part of each Seller and no other corporate approval is required for the performance by any Seller of his, her or its obligations hereunder or thereunder. This Agreement has been, and when executed and delivered on or prior to the Closing each of the Other Agreements (to the extent such Seller is a party to any Other Agreement) will have been, duly executed and delivered by each Seller. This Agreement constitutes, and when executed and delivered at or prior to the Closing each of the Other Agreements (to the extent such a Seller is a party to the Other Agreements) will constitute, assuming due authorization, execution and delivery by Buyer, a valid and binding obligation of each Seller, enforceable in accordance with its terms (subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights and to general principles of equity).

       4.2. NO VIOLATIONS. Except as set forth on Schedule 4.2, neither (i) the execution and delivery of this Agreement and, to the extent any Seller is a party to the Other Agreements, such Other Agreements, by each such Seller nor
(ii) the consummation of the Transactions will: (a) violate any provisions of the Restated Articles of Organization or Bylaws of the Company, the articles of association and the memorandum of association of the U.K. Seller, or the memorandum and articles of association of the Canadian Seller; (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any note, debt, debt instrument, indenture, security agreement, option to purchase, lease, deed of trust or license, or any other Contract to which any Seller or any of their Affiliates is a party or by which any of them or any of their Assets is or may be bound; (c) result in the creation of imposition of any Encumbrance (other than a Permitted Encumbrance) of any kind upon any of the Purchased Assets under any debt, obligation, or Contract to which any Seller is a party or by which it or its Assets is or may be bound; or (d) violate any Laws to which any Seller may be subject.

       4.3. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to any Seller in connection with the execution, delivery and performance of this Agreement and the Other Agreements by any Seller (which is a party thereto) or the consummation by any Seller of the Transactions.

       4.4. OTHER CONSENTS. Except as set forth on Schedule 4.4. no consent, waiver or approval of, or notice to, any third party is required or necessary to be obtained by any Seller in connection with the execution and delivery of this Agreement or any Other Agreements to which such Seller is a party and the performance of Sellers' respective obligations hereunder and thereunder.

       4.5. ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 4.5, since January 1, 1998, neither any of the Corporate Sellers nor their Affiliates to the extent it affects the Work/Family Business, has:

              (a) Suffered any change or changes which, individually or in the aggregate, have had or may reasonably be expected to have, a Material Adverse Effect on the Business Condition of the Work/Family Business;

              (b) Granted any increase in the compensation of officers or employees (other than normal increases to non-officer employees in the Ordinary Course);

              (c) Entered into any other transaction, Contract, commitment or arrangement other than in the Ordinary Course;

              (d) Permitted or allowed any of the Purchased Assets to be subjected to any Encumbrance other than a Permitted Encumbrance which remains in effect at the date hereof;

              (e) Sold, leased or otherwise disposed of any of its Assets, except in the Ordinary Course;

              (f) Licensed, sold, transferred, pledged, modified, disposed of or permitted to lapse any Intellectual Property Right; or

              (g) Agreed, whether in writing or otherwise, to take any action described in paragraphs (a) through (f) above.

       4.6.   FINANCIAL STATEMENTS.

              (a) Attached as SCHEDULE 4.6 are complete copies of the following financial statements of the Corporate Sellers or the Work/Family Business, as the case may be (collectively, the "Financial Statements"): (i) audited consolidated financial statements as of December 31, 1995, December 31, 1996 and December 31, 1997 and an unaudited product line profit and loss statement for the Work/Family Business for the year ended December 31, 1997; (ii) unaudited consolidated balance sheets and income statements of the Corporate Sellers as of March 31, 1998, June 30, 1998, September 30, 1998 and October 31, 1998; and (iii) unaudited product line profit and loss statements of the Work/Family Business as of March 31, 1998, June 30, 1998, September 30, 1998 and October 31, 1998, an accrued expense reconciliation as of October 31, 1998 and an unaudited balance sheet of the Work/Family Business as of October 31, 1998 (the "October 31, 1998 Balance Sheet") (collectively, the "Unaudited Financial Statements").

              (b) Except as disclosed in the Financial Statements, the Financial Statements (i) have been prepared in accordance with GAAP consistently applied for all periods (except, with respect to the Unaudited Financial Statements, for normal recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes which, if presented, would not differ materially from those included in the December 31, 1997 audited financial statements included in the Financial Statements) and fairly present in all material respects the consolidated financial position of the Corporate Sellers and the Work/Family Business, as the case may be, as of the respective dates thereof, and the results of operations (or income or loss) for the Corporate Sellers and the Work/Family Business, as the case may be, and, in the case of the audited Financial Statements only, changes in shareholders' equity and changes in cash flow (or financial position) for the periods then ended.

              (c) The general ledger, accounts receivable, accounts payable, bank reconciliations and payroll records of the Corporate Sellers have been maintained in the Ordinary Course.

       4.7.   ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth on
Schedule 4.7, the Corporate Sellers have no Liabilities (apart from obligations for future performance under the Customer Contracts, the Office Leases, and the Equipment Leases or any Contract set forth on any schedule delivered pursuant to
Section 4.13) which could adversely affect the Business Condition of the Work/Family Business, except:

              (a) Liabilities that are fully accrued or reserved against in the October 31, 1998 Balance Sheet which have not been paid or discharged since the date thereof; and

              (b) Liabilities incurred since the date of the October 31, 1998 Balance Sheet in the Ordinary Course.

       4.8.   PURCHASED ASSETS.

              (a) TITLE. The Corporate Sellers have good and marketable title to all of the Purchased Assets. None of such Purchased Assets is subject to any Encumbrance except for Permitted Encumbrances.

              (b) GENERAL. The Purchased Assets together with the Excluded Assets constitute all of the property and assets, real, personal and mixed, tangible and intangible, presently used to carry on the Work/Family Business, and the Purchased Assets are adequate to carry on the Work/Family Business as presently conducted.

       4.9. PLANT, PROPERTY, AND EQUIPMENT. Schedule 4.9 contains a true and correct list of all of the tangible Purchased Assets, except for items with an initial acquisition value of Seven Hundred Fifty Dollars ($750) or less. The Leased Real Property, and other plant, property, equipment, leasehold improvements, and other tangible Assets of the Work/Family Business conform in all respects with all Laws, are, except as set forth in Schedule 4.9, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all respects for the purposes for which they are being used.

       4.10. ORDERS, COMMITMENTS AND RETURNS. All accepted and unfulfilled orders for the sale of Company Products were made in the Ordinary Course. There are no written claims pending and unresolved against the Company or its Affiliates with respect to the Work/Family Business relating to unsatisfactory performance of services by the Corporate Sellers.

       4.11. DEFECTS IN PRODUCTS, WARRANTIES. There are no defects in the Company Products sold by the Corporate Sellers or their Affiliates which would adversely affect the performance and quality of such products or services. There are no express or implied warranties outstanding with respect to the Company Products except as set forth in SCHEDULE 4.11 hereof.

       4.12.  REAL PROPERTY.

              (a) OWNED REAL PROPERTY. Sellers do not own and have not in the past owned any Owned Real Property used in connection with the operation of the Work/Family Business.

              (b) LEASED REAL PROPERTY AGREEMENTS. SCHEDULE 4.12(b) sets forth a true and complete list of all Leased Real Property and a copy of all of the Office Leases relating thereto. All the Office Leases are in full force and have not been further modified, amended, or altered, in writing or otherwise. Except as expressly set forth in the Office Leases, none of the leasehold interests of the Corporate Sellers or their Affiliates in the Leased Real Property is subject to subordination, foreclosure, termination, cancellation or extinguishment, whether with notice, by way of operation of law or otherwise, absent a default under the lease by the tenant. None of the Office Leases (except as contemplated by the Transactions) is in default in any respect by any of the Corporate Sellers or, to Sellers' Best Knowledge, by other third parties thereto, and no circumstance exists (other than the need to obtain landlord consents to the Transactions), which, with notice, the passage of time or both would (i) constitute a default under the Office Leases, (ii) provide a basis for termination under such Office Leases prior to their normal expiration dates, or (iii) (except as contemplated by the Transactions) grant to a third party the right to occupy the premises subject to such Office Leases. There are no other Contracts to which any Seller is a party that concern right, title or interest in and to the Leased Real Property or grant to a third party the right to occupy the premises used in the Work/Family Business.

              (c) LEGAL PROCEEDINGS AFFECTING PROPERTY. Except as disclosed on Schedule 4.12(c), to the Best Knowledge of the Sellers, with respect to the Work/Family Business there is not: (i) any planned public improvement which will result in any charge being levied or assessed against any Leased Real Property or which would create any Encumbrance upon such property; (ii) any condemnation proceeding pending with respect to any Leased Real Property; (iii) any proposal (of which Sellers have Best Knowledge) by a Tax authority to change materially the assessed value or assessment rates of any Leased Real Property; or (iv) any other pending claim, suit, proceeding, order or demand of any Governmental Entity or any Persons which could have an adverse impact on the value, use or condition of any Leased Real Property.

              (d) UTILITIES. All utilities necessary for the normal use and operation of the Leased Real Property for the purposes for which they are used by the Work/Family Business in the Ordinary Course are available at such property.

              (e) DISPUTES. No Seller has received from any third party any notice of any claim, dispute or controversy with respect to any of the Contracts of the Corporate Sellers or their Affiliates relating to the Work/Family Business which is required to be listed in any of the Schedules to this
                     Section 4.12.

       4.13.  CONTRACTS.

              (a) SCHEDULE 4.13(a)(i) contains a complete list of certain executory Contracts of the Corporate Sellers' with customers which Contracts, in the aggregate, comprise at least seventy percent (70%) of projected fiscal year 1998 annual revenue with respect to the Work/Family Business and a list of all customers of the Work/Family Business. For purposes of the preceding sentence a "customer" is a Person who has purchased goods or services from any of the Corporate Sellers pursuant to a Contract in connection with the Work/Family Business since January 1, 1998 or has committed to purchase goods or services after the date hereof. SCHEDULE 4.13(a)(ii) contains a list of all written proposals to customers or potential customers of the Work/Family Business currently outstanding but unaccepted. To the Best Knowledge of Sellers, SCHEDULE 4.13(a)(iii) contains a description of all material oral proposals to customers or potential customers of the Work/Family Business currently outstanding but unaccepted. Except as set forth in SCHEDULE 4.13(a)(iv), since October 1, 1998, no customers of the Work/Family Business have canceled, terminated or failed to renew such Contracts, or notified the Company in writing of their intent to cancel or terminate or not to renew their Contracts, or, to Sellers' Best Knowledge, orally notified the Sellers of such intention, or, to Seller's Best Knowledge, put the services subject to such Contract out for bid.

              (b)    SCHEDULE 4.13(b) contains a complete list of Equipment
                     Leases.

              (c) SCHEDULE 4.13(c) contains a complete list of all suppliers of the Work/Family Business who, since January 1, 1998, have invoiced any Seller or their Affiliates with respect to the Work/Family Business for Twenty-five Thousand Dollars ($25,000) or more, including the types of products and/or services provided by each such supplier.

              (d) SCHEDULE 4.13(d) sets forth a true and complete list of all Contracts of the types listed below to which any of the Corporate Sellers is bound (which have not expired or been terminated), or by which it or any of its Assets is in any respect bound in connection with the Work/Family Business:

                            (i) Employment agreements and any written offers of employment outstanding.

                            (ii)   Royalty agreements.

                            (iii) Consulting agreements for the provisions of consulting services to any of the Corporate Sellers.

                            (iv) Joint venture or partnership agreements with any other entity.

                            (v)    [INTENTIONALLY OMITTED]

                            (vi) Non-competition or similar agreements which prevent any of the Corporate Sellers (to the extent it relates to the Work/Family Business) from competing with any Person or confidentiality or employee non-solicitation agreements with any other Person.

                            (vii)  Capitalized leases.

                            (viii) Any Contract (other than a Contract with a
                                   "customer"' as defined in the second sentence of Section 4.13(a)), not listed in a Schedule to this Agreement, requiring the performance by any of the Corporate Sellers (with respect to the Work/Family Business) of any obligation for a period of time extending more than ninety days from and after the date of this Agreement or requiring (with respect to the Work/Family Business) any of the Corporate Sellers after the date hereof to pay a consideration or incur costs of more than Twenty-five Thousand Dollars ($25,000).

              SCHEDULE 4.13(d) is organized by the relevant subcategory described above and sets forth, with respect to each Contract, the names of the parties thereto, the date of the Contract, and all amendments or modifications thereto.

              (e) The Corporate Sellers (i) have in all respects performed, and are now performing, the obligations of the Corporate Sellers under any Contract referred to in the Schedules delivered pursuant to this Section 4.13, and (ii) are not in default (or would by the lapse of time or the giving of notice or both be in default) in respect of any Contract referred to in the Schedules delivered pursuant to this
                     Section 4.13. Each of the Contracts shown on the Schedules delivered pursuant to this Section 4.13 is in full force and effect and is a valid and enforceable obligation against the Corporate Sellers (to the extent a Corporate Seller is a party thereto), and, to the Best Knowledge of Sellers, against the other party thereto in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and to general principles of equity). Except as set forth in Schedule 4.13(e), to the Best Knowledge of Sellers, no other parties to such Contracts is in default in any respect (or would by the lapse of time or the giving of notice or both be in default in any respect) thereunder or has breached in any respect any terms or provisions thereof.

              (f) No Seller has received from any third party any notice of any claim, dispute or controversy with respect to any of the Contracts relating to the Work/Family Business, which is required to be listed in any of the Schedules delivered pursuant to this Section 4.13, nor has any Seller or any of their Affiliates received notice or warning of alleged nonperformance, delay in delivery or other noncompliance with respect to its obligations under any such Contracts.

              (g) True and complete copies of all of the original Contracts (and any current renewal letters relating thereto) referred to in the Schedules delivered pursuant to this Section 4.13 have been delivered to Buyer (or, in the case of Contracts with provider Affiliates of the Work/Family Business, true and complete copies of original Contracts or standard form contracts and a listing of material deviations therefrom).

       4.14. LITIGATION. Except as described on Schedule 4.14, there are no suits, claims, actions, arbitrations, litigations, legal, administrative or other proceedings (including without limitation permit revocations, permit amendments, or administrative complaints of discrimination) or governmental investigations, pending, or to Sellers' Best Knowledge, threatened against or adversely affecting the Purchased Assets, or involving any Seller regarding the Work/Family Business or any of the Corporate Sellers. There are no judicial or administrative actions, proceedings or investigations pending or, to Sellers' Best Knowledge, threatened (or any reasonable basis therefor) that question the validity of this Agreement or the Other Agreements or any action taken or to be taken by any Seller in connection with this Agreement or the Other Agreements.

       4.15.  COMPLIANCE WITH LAWS; LICENSES.

              (a) The operations and business of the Work/Family Business has been conducted, and is being conducted, in all respects in compliance with all Laws and, with respect to the Work/Family Business, no Seller nor any of its Affiliates has received any notification that the Work/Family Business, or any of the Corporate Sellers or any of their Affiliates, is in violation of any Laws.

              (b) SCHEDULE 4.15(b) hereto sets forth a true and complete list of all governmental approvals, permits, licenses, certifications or other authorizations required to conduct the Work/Family Business as presently conducted. All approvals, permits, licenses, certifications or other authorizations necessary to conduct the Work/Family Business as presently conducted have been obtained and are in full force and effect, and are being complied with in all respects.

              (c) Except as set forth in SCHEDULE 4.15(c) there are no judgments, orders, injunctions, decrees, stipulations, awards (whether rendered by a Governmental Entity or by arbitration) or private settlement agreements presently in effect involving any Seller or their Affiliates with respect to the Work/Family Business or against any of their respective Assets related to the Work/Family Business. All of the foregoing set forth in Schedule 4.15(c) are being complied with in all respects.

              (d) With respect to the Work/Family Business, no Seller nor any Affiliates of any Seller nor any director, officer, employee or agent of any of them acting on their behalf, or any other Person acting on their behalf has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official which would subject any of the

                     Purchased Assets or the Work/Family Business, to any damage or penalty under any Law in any civil, criminal or governmental litigation or proceeding.

       4.16.  COMPUTER SOFTWARE AND INTELLECTUAL PROPERTY.

              (a) COMPANY SOFTWARE PRODUCTS. SCHEDULE 4.16(a) contains a complete list of all Company Software Products which support the Work/Family Business, including proprietary databases.

              (b) THIRD PARTY SOFTWARE. SCHEDULE 4.16(b) contains a complete list of all Third Party Software, and all corresponding license agreements (including title of agreement, effective date, and names of all parties thereto) under which any rights to use or distribute Third Party Software have been granted to any of the Corporate Sellers in respect of the Work/Family Business, other than license agreements included in shrink-wrapped software packages. Sellers have delivered to Buyer complete, true and correct copies of all such license agreements.

              (c) SOURCE CODE ESCROW. Schedule 4.16(c) contains a list of all agreements (including title of agreement, effective date, and names of all parties thereto) under which any of the Corporate Sellers has delivered source code for any Company Software Product to be held in escrow and released upon the occurrence of certain events or conditions. The Corporate Sellers have delivered to Buyer complete, true and correct copies of all such source code escrow agreements.

              (d) CERTAIN INTELLECTUAL PROPERTY RIGHTS. Schedule 4.16(d) contains a complete list of the following items included in the Intellectual Property Rights: (i) United States and foreign patents and patent applications; (ii) copyrights in computer programs and other works of authorship which are registered with any Governmental Entity, or for which registration applications have been filed; (iii) United States and foreign trademarks, service marks and trade names, and all registrations or applications for registration of any such marks or names; and (iv) URL sites.

              (e)    DISCLOSURES.

                     (i) The Corporate Sellers have the following rights in the Intellectual Property Rights:

                            (aa) SCHEDULE 4.16(e)(i)(aa) contains a list of all Intellectual Property Rights in which any of the Corporate Sellers has the exclusive and unrestricted right to possess, use, modify and prepare derivative works based on, manufacture, reproduce, license, sell, distribute and dispose, free and clear of all Encumbrances and rights of third parties; has valid and enforceable rights free and clear of all Encumbrances; and has received no claim that any Intellectual Property Right is in whole or in part invalid, unenforceable, ineffective or in violation of the rights of others.

                            (bb) SCHEDULE 4.16(e)(i)(bb) contains a list of all Intellectual Property Rights in which any of the Corporate Sellers has the right to possess, use, modify and prepare derivative works based on, manufacture, reproduce, license, sell, distribute and dispose, subject to restrictions as stated therein; and has received no claim that any Intellectual Property Right is in whole or in part invalid, unenforceable, ineffective or in violation of the rights of others. Other than any Intellectual Property Rights specifically scheduled as Excluded Assets, the Intellectual Property Rights described on Schedule 4.16(e)(i)(aa), Schedule 4.16(e)(i)(bb) and Schedule 4.16(e)(i)(cc) constitute all of the Intellectual Property Rights used in the Work/Family Business.

                            (cc) SCHEDULE 4.16(e)(i)(cc) contains a list of all Intellectual Property Rights in works of authorship developed by the Consulting/Community Development Business and heretofore distributed by the Work/Family Business, in which any of the Corporate Sellers has the right to possess, use, modify and prepare derivative works based on, manufacture, reproduce, license, sell, distribute and/or dispose, subject to the restrictions as stated therein; and no Seller has received any claim that any such Intellectual Property Rights are in whole or in part invalid, unenforceable, ineffective or in violation of the rights of others.

                     (ii) There is no pending claim or litigation and, to each Seller's Best Knowledge, there is no threatened claim or litigation, contesting the right to use, sell, license or dispose of any Company Software Product or Intellectual Property Right, nor is there any fact or alleged fact which would reasonably serve as a basis for any such claim that could limit the protection afforded by the Intellectual Property Rights to the use, sale, license, or disposition of the Company Software Products.

                     (iii) Each Person who participated in the creation of the Work/Family Business's Company Software Products either has executed an assignment of rights of ownership to a Corporate Seller, as the case may be, or was an employee of a Corporate Seller acting within the scope of his or her employment at the time of such creation.

                     (iv) Each of the Corporate Sellers is in compliance with the terms and conditions of all license agreements governing the use of Third Party Software.

                     (v) All Third Party Software used by any of the Corporate Sellers for its internal business operations (including product development and testing) is licensed for use only on computer equipment located at the Corporate Sellers' sites or on computers under control of the Corporate Sellers' employees.

                     (vi) Each of the Corporate Sellers has taken all reasonable steps to safeguard and maintain the secrecy and confidentiality of all trade secrets and proprietary or confidential business and technical information included in the Intellectual Property Rights, including, without limitation, entering into appropriate confidentiality or disclosure agreements with all employees, officers, directors, consultants, independent contractors and licensees that serve the Corporate Sellers, true and correct forms of which have been delivered to Buyer.

                     (vii) All documents and materials containing trade secrets or proprietary or confidential business or technical information of the Corporate Sellers (including without limitation unpublished source code for the Company Software Products) are presently and as of the Effective Time will be located at one of the premises identified as Leased Real Property in
                            SCHEDULE 4.12(b), and as applicable, at any escrow agents' sites listed on SCHEDULE 4.16(c), and to each Seller's Best Knowledge have not been used, divulged, or appropriated for the benefit of any Person other than the Corporate Sellers, or to the detriment of any of the Corporate Sellers.

                     (viii) To the Sellers' Best Knowledge, no third party is
                            infringing on any Intellectual Property Right in a manner that could limit the protection afforded by the Intellectual Property Rights to the use, sale, license or disposition of the Company Software Products.

                     (ix) The execution, delivery and performance of this Agreement and the consummation of the Transactions will not breach, violate or conflict with any instrument or material agreement governing any Intellectual Property Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right or in any way impair the right of Buyer to use, sell, license or dispose of or bring any action for the infringement of, any Intellectual Property Right or any Company Software Product.

              (f) OTHER. The Intellectual Property Rights constitute all of the intellectual property used in the Work/Family Business.

       4.17.  ENVIRONMENTAL MATTERS.

              (a) There are no underground storage tanks present on any Company Facility.

              (b) Neither the Company nor its Affiliates holds or is required to hold any Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Work/Family Business as such activities are currently being conducted.

              (c) No Corporate Seller has transferred (other than through permitted means in accordance with Laws) or released Hazardous Materials.

              (d) The Corporate Sellers have delivered to Buyer all records concerning any Hazardous Materials Activities of the Work/Family Business and all environmental audits and environmental assessments of any Company Facility conducted at the request of, or otherwise in the possession of, the Corporate Sellers or any of their Affiliates.

              (e) No Hazardous Material is present on any Company Facility in a manner which would have a Material Adverse Effect and, no reasonable likelihood exists that any Hazardous Material present on other property will come to be present on a Company Facility.

              (f) Neither any Corporate Seller nor any of their Affiliates with respect to the Work/Family Business has ever conducted any Hazardous Material Activity in violation of any applicable Environmental Law. Except as set forth in
                     Schedule 4.17, no Corporate Seller is engaged in any Hazardous Materials Activity with respect to the Work/Family Business which has at any time caused or resulted in the exposure of any Person to a Hazardous Material in a manner which has caused or will cause an adverse health effect to said Person.

              (g) Neither Seller nor any of their Affiliates with respect to the Work/Family Business is liable for any remediation or removal of Hazardous Materials from any Disposal Site, including the Company's Facilities, or with respect to investigation thereof.

              (h) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Sellers' Best Knowledge threatened, concerning or relating to any Company Facility, any Environmental Permit or any Hazardous Materials Activity of the Work/Family Business. No facts or circumstances exist which could with notice, the passage of time, or both, result in such an action, proceeding or claim.

       4.18.  EMPLOYEE PLANS AND ARRANGEMENTS.

              (a) Neither Sellers nor any Related Party sponsors, maintains, administers, contributes to or has or could reasonably be expected to have any Liability with respect to any ERISA Benefit Plan other than an ERISA Benefit Plan specifically listed on SCHEDULE 4.18(a) (a "Company ERISA Benefit Plan"). No Company ERISA Benefit Plan is subject to Code
                     Section 412 or Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA. Schedule 4.18(a) also lists the outstanding balances as of the Effective Time of any loans under the Company's 40 1 (k) Plan.

              (b) No Corporate Seller nor any Related Party sponsors, maintains, administers, contributes to, is a party to or has or could reasonably be expected to have any Liability with respect to (i) any Non-ERISA Benefit Arrangement other than a Non-ERISA Benefit Arrangement specifically listed on
                     SCHEDULE 4.18(b) (a "Company Non-ERISA Benefit Arrangement"), or (ii) employment agreement, collective bargaining agreement, consulting agreement, confidentiality agreement, agreement not to compete or other labor agreement between Seller or a Related Party and any individual who provides or provided personal services to either Seller or a Related Party as an employee or otherwise or such individual's employer or agent (an "Employee Agreement") other than an Employee Agreement specifically listed on Schedule 4.18(b).

              (c) True and complete copies of each of the following documents have been delivered to Buyer: (i) each Non-ERISA Benefit Arrangement operated by any of the Corporate Sellers or, a complete description of any Non-ERISA Benefit Arrangement that is not in writing and a complete and accurate description of the individuals covered by each such arrangement; (ii) all written documents of any nature establishing the terms and conditions of each Employee Agreement or a complete description of any Employee Agreement that is not in writing; (iii) all written documents of any nature establishing the terms and conditions of each Company ERISA Benefit plan and related trust or insurance agreements or contracts evidencing any funding vehicle with respect thereto; (iv) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments, with respect to any plan for which such a report is required; (v) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants; and (vi) the most recent determination letter with respect to each Company ERISA Benefit Plan intended to qualify under Section 401(a) of the Code and the full and complete application therefor submitted to the Internal Revenue Service.

              (d) There are no facts or circumstances relating to any Company ERISA Benefit Plan that could, directly or indirectly, subject Company or any Related Party to any liability pursuant to COBRA.

              (e) There are no facts or circumstances relating to any Company ERISA Benefit Plan, Non-ERISA Benefit Arrangement operated by any of the Corporate Sellers or Employee Agreement that could, directly or indirectly, subject the Buyer or any of its Affiliates to any Liability.

              (f)    [INTENTIONALLY OMITTED]

              (g) Neither the Canadian Seller, nor any related party sponsors, maintains, administers or contributes to or has or could reasonably be expected to have any Liability with respect to any "registered pension plan" as that term is defined in subsection 248(l) of the INCOME TAX ACT (Canada) or with respect to any plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, relating to retirement savings or pensions, including, without limitation, any group registered retirement savings plan, or supplemental pension or retirement plan; any bonus, profit sharing, deferred compensation, incentive compensation, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance pay or other benefit plan with respect to any of the employees situated in Canada who are to become employees of the Canadian Buyer (the "Canadian Transferred Employees"), other than: (i) all statutory plans which the Canadian Seller or any related party is required to comply with, including, without limitation, the Canada Pension Plan and plans administered pursuant to applicable provincial health tax, workers' compensation and unemployment insurance legislation; and (ii) those plans, policies and arrangements set out in Schedule 4.18(g) (the "Canadian Employee Benefit Plans").

              (h) With respect to the Canadian Employee Benefit Plans, (i) each of the Canadian Employee Benefit Plans are, and have been, established, registered, qualified, administered, contributed to and invested, in compliance with the terms thereof, and all Laws; (ii) all obligations under the Canadian Employee Benefit Plans (whether pursuant to the terms thereof or Laws) have been satisfied;
                     (iii) all contributions or premiums required to be. paid to or in respect of each of the Canadian Employee Benefit Plans have been paid in a timely fashion in accordance with the terms thereof and all Laws; (iv) no Taxes, penalties or fees are owing or eligible under any Canadian Employee Benefit Plan; and (v) there is no proceeding, action, suit or claim (other than routine claims for benefits) pending or to Canadian Seller's knowledge, threatened involving any Canadian Employee Benefit Plan or its assets, and to Canadian Seller's knowledge, no facts exist which could reasonably be expected to give rise to any such proceeding, action, suit or claim (other than routine claims for benefits).

       4.19.  EMPLOYEES.

              (a) With respect to the Work/Family Business, no Corporate Seller nor any of their Affiliates (i) is a member of any multi-employer bargaining group, (ii) has withdrawn from any multi-employer bargaining group within the past five years, or (iii) within the past three years has defeated any collective bargaining representation petition or application for certification, removed any existing collective bargaining authority, or defeated any multi-employer bargaining group or other third party with respect to employees of the Work/Family Business.

              (b) The Corporate Sellers have complied in all respects with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours with respect to employees of the Work/Family Business.

              (c) There is no strike, labor dispute, work slowdown or work stoppage actually pending or, to the Sellers' Best Knowledge, threatened, against any of the Corporate Sellers. No collective bargaining representation petition or application for certification or collective bargaining agreement grievance is pending or, to the Sellers' Best Knowledge, threatened against any of the Corporate Sellers or any of their Affiliates with respect to the Work/Family Business.

              (d) As of the Effective Time, the Corporate Sellers will have paid or reserved on their books any and all obligations for vacation pay, severance pay, layoff or termination, or other amounts that may be due any Person including, but not limited to, by reason of any action taken under this Agreement. For each employee of the Work/Family Business employed immediately prior to the Effective Time, Schedule 4.19(d) lists, as of October 31, 1998, the employee's accrued and unused vacation and sick time and sick leave bank time.

              (e) None of the Corporate Sellers nor any of their Affiliates with respect to the Work/Family Business is a joint employer with any other legal entity and does not control labor relations or operations of any other legal entity.

              (f) No Corporate Seller employs or otherwise obtains the services of any "leased employee" (as such term is defined in the Code).

              (g) All employees of the Work/Family Business are employees of one of the Corporate Sellers.

              (h) SCHEDULE 4.19(h) lists the names, titles, date of employment and re-employment, and current base compensation rates for each employee of the Work/Family Business as of a recent date, and the amount of bonuses paid during the most recent full fiscal year to each employee.

              (i) SCHEDULE 4.19(i) lists each Inactive Employee, within the meaning of Section 6.2, as of the Effective Time, the date on which his or her absence commenced and the reason for the absence.

       4.20. COMPENSATION. Except as set forth in SCHEDULE 4.20, none of the Corporate Sellers nor any of their Affiliates with respect to the Work/Family Business is a party, or is subject, to any plan, Contract or understanding providing for any incentive compensation, bonuses, commissions, or similar obligations of any kind, including any incentive compensation, bonus, retention bonus, sale bonus, or similar obligations relating to the Transaction, and copies of all such plans, contracts, and understandings have been provided to Buyer.

       4.21. ALL COMPENSATION AND BENEFIT DATA. All data furnished by any Seller to Buyer with respect to any Employee Agreements which is an Assumed Liability is accurate and complete in all respects.

       4.22. INSURANCE. There has been, and there is now, insurance maintained for the benefit of the Work/Family Business with reputable and responsible insurance companies or associations, in such amounts and covering such risk as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Work/Family Business operates. Except for the deductible amount, to the Sellers' Best Knowledge such insurance is adequate to cover the replacement cost of the tangible Personal Property and real property improvements of the Work/Family Business. Schedule 4.22 contains an accurate and complete description of all policies of general liability, theft, fire, flood, windstorm, earthquake, workers' compensation, life, health, dental, disability, business travel accident, directors and officers, and other forms of insurance owned or held by the Corporate Sellers or their Affiliates for the benefit of the Work/Family Business, specifying the insurer, amount of coverage, dates of coverage, type of insurance, policy number, any pending claims thereunder, and a description of whether such policies cover occurrences which took place prior to the Effective Time, regardless of whether claims therefor are made after the Effective Time. All available claims under such insurance have been properly filed by the Corporate Sellers or their Affiliates. All such policies are (i) in full force and effect and all premiums due with respect thereto are currently paid; (ii) are sufficient for compliance with all requirements of Law and of all agreements to which any of the Corporate Sellers or any of their Affiliates is a party; (iii) are valid, outstanding and enforceable policies; and (iv) provide in the reasonable judgment of the Corporate Sellers adequate insurance coverage for the assets and operations of the Work/Family Business as presently conducted. None of the Corporate Sellers nor any of their Affiliates has, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance except as set forth in
Schedule 4.22. Listed on Schedule 4.22 are all outstanding bonds required by any customer.

       4.23.  TAXES.

              (a) Neither Buyer nor the Purchased Assets will suffer or be adversely affected by any Losses or Liabilities arising from or related to any Taxes by reason of any action taken or not taken or arising from or related to the activities of the Work/Family Business, the Sellers, or their Affiliates for the period prior to the Effective Time.

              (b) To the extent requested in writing by Buyer, there have been delivered to Buyer true and complete copies of all Company Tax Returns and Tax workpapers and all Revenue agent (or other) reports, findings, proposed assessments, deficiency (or other) notices, opinions, letters, agreements (including any Tax Agreement), elections, claims or demands and all other items relating to Taxes.

              (c) The Canadian Seller is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

              (d) The Canadian Seller is a "registrant' under Part IX of the Excise Tax Act (Canada). The Canadian Seller's GST registration number is 886404797RT.

              (e) None of the U.K. Purchased Assets is a capital item for purposes of Part XV of the U.K. Value Added Tax Regulations 1995.

       4.24. INSIDER TRANSACTIONS. No Person related to any Seller has any interest in (a) any Purchased Asset, or (b) any creditor, supplier, customer, manufacturer, distributor or reseller of products of the Work/Family Business; PROVIDED, HOWEVER, that (1) no such other Person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automation Quotation System, and (2) no other Person shall be deemed to have such an interest solely by virtue of the ownership by a partnership in which he is a partner of less than 5% of the outstanding voting stock or debt securities of any privately held company.

       4.25. POWERS OF ATTORNEY. None of the Corporate Sellers nor their Affiliates has granted, and there are not outstanding, any general or special powers of attorney or comparable delegations of authority, which would be binding upon Buyer, the Work/Family Business or any of their respective Assets, after the Closing.

       4.26. NO BROKERAGE OR OTHER FEES. Except as set forth on SCHEDULE 4.26, no broker or finder has acted for any Seller in connection with this Agreement or the Transactions. No Person is entitled to any brokerage or finder fee or commission from Buyer as a result of any Seller's actions in respect to this Agreement or any such transaction.

       4.27. BUSINESS GENERALLY. Other than as specifically disclosed in any schedule called for by this Article 4, there has been no event, transaction or information which has come to the attention of the Sellers which, as it relates to the Work/Family Business, would individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business Condition of the Corporate Sellers. To the Sellers' Best Knowledge, the Corporate Sellers have a good commercial working relationship with their respective customers, dealers and suppliers. The Work/Family Business is conducted in Canada in all material respects exclusively through the Canadian Seller and in the United Kingdom in all material respects exclusively through the U.K. Seller.

       4.28. INVENTORIES. All inventory of the Work/Family Business, whether reflected in the Financial Statements or otherwise, consists of a quality and quantity usable and saleable in the Ordinary Course, and the present quantities of all inventory of the Work/Family Business are reasonable in the present circumstances of the Work/Family Business as currently conducted.

       4.29. YEAR 2000. Sellers have reviewed the areas within its businesses and operations which it reasonably believes could be adversely affected by, and has developed a program it reasonably believes will address and remediate on a timely basis, the so-called "Year 2000 Problem" (i.e., the risk that applications used by Sellers or its suppliers and/or providers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999) with respect to the operations of the Work/Family Business. Sellers have attached hereto as Schedule 4.29 its good faith estimate as to what it would cost Sellers to remediate the Year 2000 Problem. Sellers make no other Year 2000 compliance representations or warranties, express or implied, as to any kind of costs with respect to, or affect, adverse or otherwise, upon any of Corporate Sellers' software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) or upon any of the Purchased Assets or Assumed Liabilities, with respect to being able to accurately process date data, including, but not limited to calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the Year 2000 and the twenty-first century, including leap year calculations.

       4.30.  RECEIVABLES AND PAYABLES.

              (a) Except as set forth on Schedule 4.30, (i) each of the Corporate Sellers, as the case may be, has good right, title and interest in and to all its accounts and notes receivable and trade notes and trade accounts constituting Purchased Assets; (ii) none of such accounts and notes receivable and trade notes and trade accounts is subject to any Encumbrance; (iii) each such account and note receivable and trade note and trade account arose from a bona fide transaction in the Ordinary Course; (iv) as of October 31, 1998 no account or note debtor whose account or note balance exceeds the amount set forth in SCHEDULE 4.30 at the date set forth therein was delinquent in payment by more than ninety (90) days; and (v) as of September 30, 1998, the aging schedule of the accounts and notes receivable and trade notes and trade accounts of the Corporate Sellers previously furnished to Buyer was complete and accurate.

              (b) All accounts payable included in the Assumed Liabilities arose in bona fide transactions in the Ordinary Course and no such account payable is delinquent.

Notwithstanding anything contained in this Agreement to the contrary, except as expressly set forth in Schedule 7.2(o), Buyer acknowledges and consents to the fact that Sellers have not obtained any consents to assign any Customer Contracts or Office Leases or other Contracts to which any Corporate Seller is a party relating to the Work/Family Business or, with respect to the 926 Office Lease (as hereinafter defined), to sublet a portion of the premises subject to such Office Lease, from the other parties thereto or satisfied any conditions (other than conditions relating to the Corporate Sellers' obligations under such Customer Contracts or Office Leases or other Contracts to which any Corporate Seller is a party relating to the Work/Family Business relating to any matters other than the assignment of such Customer Contracts or Office Leases or other Contracts to which any Corporate Seller is a party relating to the Work/Family Business) with respect to the assignment of any such Customer Contract, Office Lease or other Contract or, with respect to the 926 Office Lease, to sublet a portion of the premises subject to such Office Lease, included in the Purchased Assets or Assumed Liabilities; provided, however, in the event a

Top Twenty Customer terminates, cancels or fails to renew a Contract as a result of such failure to obtain a consent or to satisfy such conditions, such customer shall be considered a lost Top Twenty Customer for purposes of
Section 2.2(b).

                                      ARTICLE
                                         5.
                      REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers that the following statements, each of which are acknowledged to be material and relied upon by Sellers, are true and correct.

       5.1. ORGANIZATION AND GOOD STANDING OF CERIDIAN ENTITIES. Ceridian is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Canadian Buyer is a corporation duly incorporated and validly existing under the laws of Canada. Each of Ceridian and Canadian Buyer is qualified to do business and in good standing in each state, province and jurisdiction where such qualification is required and where the failure to be so qualified would have a Material Adverse Effect on Buyer. U.K. Buyer is validly incorporated as a private limited company in England and Wales.

       5.2. AUTHORITY, VALIDITY OF AGREEMENT. Each of Ceridian, the Canadian Buyer and the U.K. Buyer has all requisite corporate power and authority to enter into this Agreement and the Other Agreements (to the extent such entitles are a party thereto) and to perform the obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Other Agreements (to the extent such entitles are a party thereto). The execution and delivery of this Agreement and the Other Agreements (to the extent Ceridian, the Canadian Buyer or the UK Buyer is a party thereto), and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, and no other corporate approval is required for the performance by Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, of its obligations hereunder and thereunder. This Agreement the Other Agreements (to the extent Ceridian, the Canadian Buyer or the U.K. Buyer is a party thereto) have been, duly executed and delivered by Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be. This Agreement constitutes, and when executed and delivered at or prior to the Closing each of the Other Agreements (to the extent Ceridian, the Canadian Buyer or the U.K. Buyer is a party thereto) will constitute, assuming due authorization, execution and delivery by Sellers, a valid and binding obligation of Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, enforceable in accordance with its terms (subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights and to general principles of equity).

       5.3. NO VIOLATIONS. Neither the execution and delivery of this Agreement and the Other Agreements by Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, nor the consummation of the transactions contemplated hereby or thereby will (a) violate any provisions of the Certificate of Incorporation or bylaws of Ceridian, the articles of incorporation or bylaws of the Canadian Buyer or the articles of association of the U.K. Buyer, or (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any note, debt, debt instrument, indenture, security agreement, option to purchase, lease, deed of trust or license, or any other Contract to which Ceridian, the Canadian Buyer or the U.K. Buyer or any of their Affiliates is a party or by which any of them or any of their Assets is or may be bound, or (c) violate any Laws to which Ceridian, the Canadian Buyer or the U.K. Buyer may be subject.

       5.4. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for applicable requirements of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Ceridian, the Canadian Buyer or the U.K. Buyer in connection with the execution delivery and performance of this Agreement and the Other Agreements (to the extent Ceridian, the Canadian Buyer or the U.K. Buyer is a party thereto) by Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, or the consummation by Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, of the transactions contemplated hereby and thereby.

       5.5. OTHER CONSENTS. No consent, waiver or approval of, or notice to, any third party is required or necessary to be obtained solely by Ceridian, the Canadian Buyer or the U.K. Buyer, as the case may be, in connection with the execution and delivery of this Agreement or any Other Agreement (to the extent Ceridian, the Canadian Buyer or the U.K. Buyer is a party thereto) and the performance of Ceridian's, the Canadian Buyer's or the U.K. Buyer's, obligations hereunder and thereunder (other than any consent requirements contained in any Contract included in the Purchased Assets with respect to the assignability thereof).

       5.6. LITIGATION. There is no litigation or governmental proceeding pending or, to the Buyer's best knowledge, threatened against Ceridian, the Canadian Buyer or the U.K. Buyer which would prevent or hinder Buyer from consummating the Transactions.

       5.7. NO BROKERAGE FEES. No broker or finder has acted for Ceridian, the Canadian Buyer or the U.K. Buyer in connection with this Agreement or the transactions contemplated hereby, and no Person is entitled to any brokerage or finder fee or commission from Sellers as a result of Buyer's actions in respect to this Agreement or any such transaction.

                                      ARTICLE
                                         6.
                                 CERTAIN AGREEMENTS

The parties further agree as set forth below in this Article 6.

       6.1. EMPLOYEE BENEFIT PLANS. The Company shall retain all Company ERISA Benefit Plans, Company Non-ERISA Benefit Arrangements and Employee Agreements and all Liabilities, rights, duties and obligations of any nature which, directly or indirectly, arise under or relate to any Company ERISA Benefit Plan, Company Non-ERISA Benefit Arrangement or Employee Agreement, including, without limitation, any such Liabilities, rights, duties and obligations arising under COBRA.

       6.2. PERSONNEL MATTERS FOR U.S. EMPLOYEES. As of the Effective Time, Ceridian will be deemed to have offered the employees of the Company listed on
Schedule 6.2 employment with Ceridian at salaries or wages which are not less than those provided by the Company as of the date of this Agreement. Nothing herein shall limit the discretion of Ceridian to change the terms of, terminate or eliminate such employment at any time subsequent to Closing. For each employee of the Company who becomes an employee of Ceridian effective immediately after the Effective Time, Ceridian will recognize the employee's service with the Company for purposes of eligibility to participate and vesting (but not for purposes of benefit accruals) in ERISA Benefit Plans and Non-ERISA Benefit Arrangements sponsored or maintained by Ceridian. Ceridian shall allow such employees to participate in the same

ERISA Benefit Plans and Non-ERISA Benefit Arrangements sponsored or maintained by Ceridian in which similarly situated employees of Ceridian participate (except for the Ceridian Corporation Retirement Plan and the Ceridian Corporation Benefit Equalization Plan). Any group medical plan provided by Ceridian to the employees of the Company shall not contain any pre-existing condition limitation or exclusion applicable to their participation therein. Ceridian is not obligated to offer employment to any employee of the Company who, immediately prior to the Effective Time, is absent from active employment due to a paid or unpaid leave of absence (including personal leave of absence), short-term or long-term disability or occupational illness or injury (an "Inactive Employee"). If an Inactive Employee, other than an Inactive Employee on a personal leave of absence, returns to work within 12 months after the Effective Time, Ceridian will either (a) offer the Inactive Employee immediate employment in a job suitable to his or her abilities and limitations, if any, with salary or wages at a rate that is not less than the rate in effect immediately before the commencement of the absence and with recognition of such employee's service with the Company for purposes of eligibility to participate and vesting (but not for purposes of benefit accruals) or (b) reimburse Seller for the full amount of any severance benefits paid by Seller to the Inactive Employee under the Seller's generally applicable severance policy in effect at that time. The Company will cause its 401(k) Plan (the "Company 401(k) Plan") to provide that loans do not become due and will not be deemed to be in default until sixty (60) days after the Effective Time. Within sixty (60) days after the Effective Time, Ceridian will loan to each Company employee who (i) becomes an employee of Ceridian immediately after the Effective Time and remains an employee of Ceridian on the date of the loan and (ii) signs and delivers to Ceridian a promissory note in form specified by Ceridian in the amount of the employee's outstanding loan balance in the Company's 401(k) Plan in order to allow the employee to repay that loan prior to taking a distribution from the Company 401(k) Plan to Ceridian's 401(k) Plan.

       6.3. ESCROW AGREEMENT. At Closing, Company, F. Rodgers, C. Rodgers and Ceridian shall execute the Escrow Agreement in substantially the form attached hereto as Schedule 1.36, and shall arrange for its execution by the Escrow Agent.

       6.4. ASSIGNMENTS OF OFFICE LEASE. At Closing, the Corporate Sellers (other than the U.K. Seller) and Buyer (other than the U.K. Buyer) shall execute the Assignments of Office Lease in substantially the forms attached hereto as
Schedule 6.4.

       6.5.   [INTENTIONALLY OMITTED]

       6.6. ASSIGNMENT AND ASSUMPTION AGREEMENT. At Closing, Buyer (other than the U.K. Buyer) and the Corporate Sellers (other than the U.K. Seller) shall enter into the Assignment and Assumption Agreement substantially in the form attached hereto as Schedule 6.6.

       6.7. BILLS OF SALE. At Closing, each of the Corporate Sellers (other than the U.K. Seller) shall execute and deliver the Bill of Sale substantially in the form attached hereto as Schedule 6.7.

       6.8. TRADEMARK ASSIGNMENT. At Closing, the Corporate Sellers to the extent they have any interest in a trademark shall execute and deliver the Trademark Assignment substantially in the form attached hereto as Schedule 6.8.

       6.9. COPYRIGHT ASSIGNMENTS. At Closing, the Corporate Sellers to the extent they have any interest in a copyright shall deliver the Copyright Assignments substantially in the forms attached hereto as Schedule 6.9.

       6.10. TRANSITIONAL SERVICES AGREEMENT. At Closing, Buyer and the Corporate Sellers shall enter into the Transitional Services Agreement substantially in the, form attached hereto as Schedule 6.10.

       6.11. F. RODGERS CONSULTING AGREEMENT. At Closing, Ceridian and F. Rodgers shall enter into the Consulting Agreement in the form of attached hereto as Schedule 6.11.

       6.12. WILLIAM HELM CONSULTING AGREEMENT. At Closing, Ceridian and William Helm shall enter into the Consulting Agreement in the form attached hereto as Schedule 6.12.

       6.13. BULK SALES. Each of Ceridian, the Canadian Buyer and the U.K. Buyer hereby waives compliance by any of the Corporate Sellers with any bulk sales notice requirements of any Laws, and the Sellers shall jointly and severally indemnify and hold the Buyer harmless from any Tax or other Liability which may be incurred by Ceridian, the Canadian Buyer or the U.K. Buyer for the failure to comply with such requirements, except to the extent that such liability is an Assumed Liability.

       6.14. U.K. EMPLOYEES. The Sellers and the Buyer agree and acknowledge that the Transfer of Undertakings (Protection of Employment Regulations) 1981 ("Transfer Regulations") shall at Closing be applicable in relation to the UK Employees identified on Schedule 6.14 (the "UK Employees"). 'Me Sellers shall be responsible for and shall fully indemnify and keep indemnified the Buyer from and against all and any costs, claims, expenses, damages, demands, actions and liabilities suffered by any Ceridian Entity: arising, directly or indirectly, from any action omission obligation or liability of the UK Seller in relation to the UK Employees prior to the Closing including any act omission or liability which is deemed by virtue of the Transfer Regulations to be the responsibility of the UK Buyer after Closing; arising from any claim in respect of any person who is not a UK Employee, (including, without limitation, the dismissal of such person or employee by UK Buyer or a change in his terms of employment) which arises or is alleged to arise by reason of the operation of the Transfer Regulations; arising out of any claim made by any recognized trade union or elected representative or individual employee under Section 189 of the Trade Union and Labour Relations (Consolidation) Act 1992 (as amended) or under Regulation 11 of the Transfer Regulations for protective awards which may have arisen by virtue of the failure to and/or consult on the part of the UK Seller in respect of collective redundancies or business transfers other than pursuant to this Agreement. The Buyer shall be responsible for and shall indemnify and keep indemnified the U.K. Seller from and against all and any costs, claims, expenses, damages and liabilities suffered by the U.K. Seller: arising in respect of the U.K. Employees on or after the Closing which arise out of or are connected with any act or omission by the U.K. Buyer or any event, matter or any other occurrence having its origin on or after the Closing and which the U.K. Seller incurs in relation to any contract of employment of or collective agreement relating to one or more of the U.K. Employees pursuant to the Transfer Regulations; arising out of any act or omission by the U.K. Buyer prior to the Closing which the U.K. Seller incurs by virtue of Regulation 5(5) of the Transer Regulations and/or Article 4(2) of Council Directive 77/187 EEC, arising out of the U.K. Buyer's failure to comply with Regulation 10(2)(d) of the Transfer Regulations. For the avoidance of doubt, the Buyer will be responsible for and will indemnify and keep the U.K. Seller indemnified against all accrued holiday pay entitlements and accrued holiday pay entitlements of the U.K. Employees prior to Closing.

       6.15.  CANADIAN PENSION AND BENEFIT PLANS.

              (a) Effective as of the Effective Time, the Canadian Transferred Employees shall cease to participate in, and accrue benefits under the Canadian Employee Benefit Plans and shall commence participation in benefit plans established or provided by the Canadian Buyer which shall provide benefits on the same terms and conditions, or otherwise on a basis which is substantially similar in the aggregate, as those provided to the Canadian Transferred Employees under the Canadian Employee Benefit Plans immediately prior to the date hereof Canadian Transferred Employees who are not participants in the Canadian Employee Benefit Plans as at the Closing Date shall become participants in the benefits plans established or provided by the Canadian Buyer in accordance with, and subject to, the membership eligibility and coverage requirements thereof but their service with the Canadian Seller prior to the Effective Time will be credited by the Canadian Buyer for purposes of such eligibility and coverage requirements.

              (b) The Canadian Seller shall retain responsibility under the Canadian Employee Benefit Plans for all amounts payable by reason of or in connection with any and all reported and unreported claims incurred and filed by the Canadian Transferred Employees on or prior to the Closing Date. The Canadian Buyer shall be responsible under its benefit plans for any and all claims of the Canadian Transferred Employees which relate to claims that are incurred with respect to events after the Closing Date.

              (c) Notwithstanding Paragraphs (a) and (b) of this Section 6.15, the Canadian Buyer and the Canadian Seller agree that the Canadian Transferred Employees shall continue participation in the Canadian Employee Benefit Plans until such time as the Canadian Buyer can provide its own benefit plans for the Transferred Employees (the "Interim Period"). The Canadian Seller agrees to take such action and to make any contribution and to pay any claims on behalf of the Canadian Transferred Employees as is necessary to ensure the continued participation of the Canadian Transferred Employees in the Canadian Employee Benefit Plans during the Interim Period. The Canadian Buyer agrees to reimburse the Canadian Seller for any and all administrative costs to the Canadian Seller relating to the continued participation of the Canadian Transferred Employees in the Canadian Employee Benefit Plans during the Interim Period.

       6.16. U.K. LEASE ASSIGNMENT. At Closing, U.K. Seller and U.K. Buyer shall execute and complete in duplicate the U.K. Lease Assignment in substantially the form attached hereto as Schedule 6.16.

       6.17. CANADIAN SELLER EMPLOYEES. As of or prior to the Closing Date and effective immediately after the Effective Time, the Canadian Buyer will offer employment to each employee of the Canadian Seller on terms no less favorable in the aggregate than those in effect for such employee with the Canadian Seller on the date hereof. The Canadian Seller will be responsible for severance obligations with respect to employees of the Canadian Seller who do not accept the Canadian Buyer's offer of employment. The Canadian Seller and the Canadian Buyer will provide all reasonable assistance to encourage the Canadian Seller's employees to accept an offer of employment with the Canadian Buyer.

       6.18. TRADEMARK LICENSE AGREEMENT. At Closing, the Company and Ceridian shall enter into the Trademark License Agreement in substantially the form attached hereto on Schedule 6.18.

       6.19. PURCHASE OF CERIDIAN COMMUNITY RESOURCE DEVELOPMENT BUSINESS. Ceridian and Company agree to negotiate in good faith for a period of sixty (60) days following the Closing Date to reach a definitive agreement whereby the Company will purchase Ceridian's Community Resource Development business on commercially reasonable terms. If Ceridian and the Company are unable to reach a written agreement on such proposed transaction prior to the end of such sixty (60) day period, the Company and Ceridian will have no further obligations to each other under this Section whatsoever.

       6.20. ACCOUNTS RECEIVABLE GUARANTY. Ceridian shall use commercially reasonable efforts (consistent with such efforts previously used by Corporate Sellers) to collect all accounts receivable listed on SCHEDULE 4.24 hereto to the extent not collected by the Closing Date (the "Guaranteed Accounts Receivable"), but such efforts shall not include litigation or the use of collection agencies. All amounts collected after the Effective Date with respect to such Guaranteed Accounts Receivable shall be applied as directed by the account debtor and if no direction is so given, then first to the oldest Guaranteed Account Receivable from such account debtor. In the event that any such Guaranteed Accounts Receivable remain uncollected one hundred twenty (120) days after the Effective Date, Ceridian shall promptly notify Sellers within fifteen (15) Business Days after the expiation of such one hundred twenty (120)-day period and within five (5) Business Days thereafter assign to the Company such of those uncollected Guaranteed Accounts Receivable (without recourse or warranty) as Ceridian shall elect against payment of the purchase price therefor as described in the next sentence.
The Company shall purchase from Ceridian all uncollected Guaranteed Accounts Receivable which Ceridian assigns to Seller pursuant to this Section 6.20, for a purchase price, in cash, equal to the aggregate amount of such assigned Guaranteed Accounts Receivable (less reserves accrued on the Closing Balance Sheet). Following payment therefor as provided herein, such uncollected Guaranteed Accounts Receivable shall be the Company's property and thereafter the Company shall be free to collect such Guaranteed Accounts Receivable in its sole and absolute discretion. Neither the Company nor any Seller shall have any further obligations under this Section 6.20 with respect to any uncollected Guaranteed Accounts Receivable to the extent not so assigned to the Company.

                                      ARTICLE
                                         7.
                                    THE CLOSING

       7.1. TIME AND PLACE. The Closing shall take place on November 17, 1998, at the offices of Sellers' Counsel, or such other date or place as the parties may agree. All actions taken at the Closing shall be deemed to occur simultaneously.

       7.2. SELLERS' OBLIGATIONS AT CLOSING. At the Closing, Sellers shall execute and/or deliver to Buyer, against execution and/or delivery by Buyer of the items specified in Section 7.3:

              (a) A certificate by each Seller certifying that the representations and warranties of Sellers are true and correct as of the Closing and that Seller has performed the obligations required to be performed by it at or prior to the Closing;

              (b)    The Escrow Agreement described in Section 6.3;

              (c)    The Assignments of Office Leases described in Section 6.4;

              (d)    The Assignments and Assumption Agreements described in
                     Section 6.6;

              (e)    The Bills of Sale described in Section 6.7;

              (f)    The Trademark Assignments described in Section 6.8;

              (g)    The Copyright Assignments described in Section 6.9;

              (h)    The Transitional Services Agreement described in Section
                     6.10

              (i)    The F. Rodgers Consulting Agreement described in Section
                     6.11;

              (j)    The William Helm Consulting Agreement described in Section
                     6.12;

              (k) The U.K. Lease Assignment described in Section 6.16 (executed in duplicate);

              (l) A certified copy of the Resolution of the Company's Board of Directors or an authorized committee thereof approving the Transaction;

              (m) A certified copy of the Resolution of the Company's and Canadian Seller's shareholders approving the Transaction;

              (n) The legal opinion of Goodwin, Procter & Hoar LLP, counsel to Seller, in substantially the form attached hereto as
                     Schedule 7.2(n);

              (o)    The consents, approvals or waivers listed on
                     Schedule 7.2(o).

              (p) A certified copy of board meeting minutes of U.K. Seller approving the sale of the U.K. Purchased Assets; and

              (q) Assignment of intellectual property rights in the U.K. database and U.K. pamphlets.

              (r)    The Trademark License Agreement described in Section 6.18.

              (s) Original versions of the license, Underlet of the leasehold Premises made between Pensions Management (WF Scottish Widow Fund) Limited, Kingsway Group Plc, WFD and Work/Family Directions, Inc., the Agreement for lease for the leasehold Premises made between Kingsway Group Plc, WFD and Work/Family Directions, Inc. and the U.K. lease and License to Alter made between Kingsway Group Plc, WFD and Work/Family Directions.

              (t) All other certificates, Schedules, Exhibits, and attachments, in completed form, which are required by the provisions of this Agreement.

       7.3. BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall execute and/or deliver to Sellers, against execution and/or delivery by Seller of the items specified in Schedule 7.2:

              (a) A certificate by Buyer certifying that the representations and warranties of Buyer are true and correct as of the Closing and that Buyer has performed the obligations required to be performed by it at or prior to the Closing;

              (b)    The Escrow Agreement described in Section 6.3;

              (c)    The Assignments of Office Leases described in Section 6.4;

              (d)    The Assignment and Assumption Agreements described in
                     Section 6.6;

              (e)    The Transitional Services Agreement described in
                     Section 6.7;

              (f)    The F. Rodgers Consulting Agreement described in
                     Section 6.12;

              (g)    The William Helm Consulting Agreement described in
                     Section 6.12;

              (h) A certified copy of the Resolution of Ceridian's and Canadian Buyer's Board of Directors or an authorized committee thereof approving the Transaction;

              (i) The Closing Payment, One Million Dollars ($1,000,000) of which shall be delivered to the Escrow Agent;

              (j) The legal opinion of the General Counsel of Ceridian, counsel to Buyer, in substantially the form attached hereto as Schedule 7.30);

              (k) a certified copy of board meeting minutes of the U.K. Buyer approving the purchase of the U.K. Purchased Assets;

              (l) All other certificates, Schedules, Exhibits, and attachments, in completed form, which are required by the provisions of this Agreement; and

              (m) The U.K. Lease Assignment described in Section 6.16 (executed in duplicate).

       7.4. INSTRUMENTS. All instruments delivered at Closing shall be dated as of November 17, 1998 and shall be reasonably satisfactory to the party receiving the benefit thereof.

                                      ARTICLE
                                         8.
                             OBLIGATIONS AFTER CLOSING

       8.1. FURTHER ASSURANCES. At or after the Closing Date, Sellers and Buyer shall prepare, execute and deliver, with each to bear its own expenses thereof, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action, as Sellers and Buyer shall reasonably request at any time or from time to time in order to perfect, confirm or evidence the Transactions or to give effect to the provisions of this Agreement. Each Seller and Buyer further agree that after the Closing they will hold and will promptly transfer and deliver to the other (at such intervals as are mutually agreed between the parties), any cash, checks with appropriate endorsements (using their commercially reasonable efforts not to convert such checks into cash) or other property that it may receive on or after the Closing which properly belongs to the other party, and will account to the other for all such receipts. Further, Buyer shall, to the extent possible, work with Seller to facilitate the use by Seller of any phone numbers used by Seller prior to the Effective Time in the Consulting/Community Development Business.

       8.2. NOTICES AND CONSENTS. Following the Closing and notwithstanding any provision in this Agreement to the contrary, the Sellers shall cooperate with and assist Buyer at Buyer's expense (with respect to Seller's out-of-pocket expenses) in obtaining any consents, notices, novations or waivers that are necessary or helpful in connection with the transfer and assignment of the Purchased Assets to Buyer. For the avoidance of doubt, and in relation only to the U.K. Lease, in providing such assistance the Sellers should not be obliged to pay any costs or suffer any guarantees (financial or otherwise); however, they shall pursue appropriate Court proceedings in assisting the U.K. Buyer to obtain consent to the assignment of the U.K. Lease, such costs reasonably and properly incurred by the Sellers to be borne by the U.K. Buyer.

       8.3. TAX RETURNS. Sellers shall, with respect to the Work/Family Business, continue to timely file all income Tax Returns which are required to be filed covering the pre-Closing Period, and shall pay all such income Taxes when due. Buyer shall cause its employees to cooperate in any manner reasonably requested by Sellers in the preparation of such Tax Returns or with respect to any subsequent audit thereof.

       8.4. ACCESS TO PROPERTIES AND RECORDS. Subject to consummation of the Closing, for a period of one year after the Closing Date, upon reasonable prior notice and during normal business hours as requested by any Seller, Buyer will afford to such Seller access to such records of the Work/Family Business as Buyer has and such cooperation of employees of the Work/Family Business and/or Buyer as is reasonably necessary to enable the Company to prepare timely audited financial statements and federal, state and local Tax Returns and similar matters. In addition during the period commencing one year after the Closing Date and ending on the date twenty-seven (27) months after the Closing Date, upon reasonable prior notice and during normal business hours as requested by Sellers, Buyer will afford to a certified public accountant retained by Sellers and approved by Buyer (which approval shall not be unreasonably withheld) access to customer Contracts and customer records of the Work/Family Business as is reasonably necessary to enable such accountant to determine whether the First Contingent Payment or Second Contingent Payment is due and owing, subject to such accountant agreeing in a writing reasonably acceptable to Buyer to disclose to Sellers only whether the First Contingent Payment or Second Contingent is due and owing, and if so the amount so owing.

       8.5. POST-CLOSING CONFIDENTIALITY. After the Closing, Sellers will not use or disclose to third parties any confidential information relating to the Work/Family Business, and Buyer will not use or disclose to third parties any confidential information of Sellers that is not related to the Work/Family Business, provided that, in either case (a) either party may use or disclose any such information which has been publicly disclosed (other than by such party after the date hereof) and (b) to the extent that the party may become legally compelled to disclose any of such information, the party may disclose such information if such party shall have afforded the other party the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

       8.6. POWER OF ATTORNEY. Effective as of the Closing, each of the Corporate Sellers appoints the Buyer and its successors and assigns, the true and lawful attorney or attorneys of the Corporate Sellers, with full power of substitution, in the name of the Corporate Sellers but on behalf and for the benefit of and at the expense of Buyer solely to the extent required: (A) to collect in the name of the Corporate Sellers for the account of Buyer all receivables and other items to be sold and transferred to Buyer as provided herein; (B) to institute and prosecute, in the name of each of the Corporate Sellers or otherwise, all proceedings which Buyer may deem necessary or desirable in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; and (C) to do all such acts and things in relation thereto as Buyer may deem advisable. The foregoing power is coupled with an interest and shall be irrevocable by each of the Corporate Sellers or by their dissolution in any manner or for any reason. Buyer shall retain for its own account any amounts collected pursuant to the foregoing power, including any sums payable as interest in respect thereof, and each of the Corporate Sellers shall pay to Buyer, when received, any amounts which shall be received by each of the Corporate Sellers in respect of any receivables or other assets or properties related to the Purchased Assets.

       8.7.   [INTENTIONALLY OMITTED]

       8.8.   COVENANT NOT TO COMPETE.

              (a) In order to induce Buyer to enter into and consummate this Agreement, and in further consideration thereof, the Sellers are willing to provide to Buyer certain noncompetition covenants for the benefit of Buyer upon the terms and conditions of this Section.

              (b) Each Seller severally agrees that for the Restricted Period (as hereinafter defined), such Seller shall not compete in any manner, directly or indirectly (whether through an Affiliate or otherwise), with Buyer, or any Affiliate of Buyer, in any business activities in any city, county, or other governmental jurisdiction in North America or Europe which are in competition with the Work/Family Business, whether alone or as a partner, officer, director, shareholder, creditor or employee of any firm or entity (other than Buyer). For purposes of this section, "shareholder" shall not include the beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange. For purposes of this Agreement, the term "Restricted Period" means the five (5) year period after the Closing Date.

              (c) Each Seller further severally agrees that, for the Restricted Period, such Seller will not, directly or indirectly, solicit for hire as an employee or independent contractor, any person currently employed by any of the Corporate Sellers who has become and remains an employee of Buyer; provided, however, that this provision shall not prevent the Sellers from hiring any such person who responds to an advertisement or to a nondirected executive search inquiry or who makes an unsolicited contact for employment with Seller.

              (d) This Section 8.8 shall not apply to, and it is agreed that the following activities shall not be deemed to be in violation of this Section 8.8(b):

                     (i) Consulting/Community Development Business conducted in Canada and the United Kingdom;

                     (ii) any activity engaged in by Sellers to fulfill their obligations contained in the Transitional Services Agreement or any written Contract with Buyer (including, without limitation, F. Rodgers' Consulting Agreement); or

                     (iii) Any of the following workplace-related consulting and/or community investment strategies:

                            (aa) workplace diagnostics and assessments, multi-company research and pilot program development, business measurement and analysis, custom designed manager and employee interventions in respect of specified issues, consultation, and implementation services concerning the foregoing;

                            (bb)   executive and/or manager briefings and
                            education;

                            (cc) training services to business executives and/or managers;

                            (dd) training services to employees relating to workplace flexibility or women's advancement; or

                            (ee) community investment strategies and the implementation thereof.

              (e) If any of the restrictions set forth in this Section should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforcement of the remainder of such restrictions and covenants shall not thereby be adversely affected. Each of Sellers and Buyer agree that, if any provision of this Section should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect and only with respect to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, however, that to the extent any such provision may be made valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, each of Sellers and Buyer agrees that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

              (f) Sellers hereby acknowledge that in the event of their breach of the provisions of this Section, money damages would be an inadequate remedy. Accordingly, without prejudice to the rights of Buyer also to seek such damages or other remedies by it, Buyer may seek, and Sellers acknowledge and covenant that they will not contest the availability of, injunctive or other equitable relief in any proceeding which Buyer may bring to enforce the provisions of this Section on their respective express and explicit terms. No waiver of any breach of the foregoing covenants shall be implied from any forbearance or failure of Buyer to take action thereon.

       8.9. USE OF WORK/FAMILY DIRECTIONS NAME. Except as specifically set forth below, the Sellers shall make no further use of the WORK/FAMILY DIRECTIONS mark or the Work/Family Directions trade name or any confusingly similar trademark or trade name (it being expressly agreed, however, that the name "WFD" is not in violation of the foregoing provisions). Notwithstanding the foregoing, the Company may retain the trade name Work/Family Directions, Inc. (the "Trade Name"), provided it uses the Trade Name: (i) only when it is required to identify itself by its corporate name in connection with the execution of corporate contracts or other legal documents, or as a party to litigation; or (ii) to deplete existing quantities of any Excluded Assets which contain the Trade Name. Buyer may only use the WORK/FAMILY DIRECTIONS mark or the Trade Name to deplete any Purchased Assets which contain such mark or Trade Name. Under no circumstances may Sellers or Buyer use or display such mark or Trade Name on or in connection with any products or services, or in any advertising or other promotional materials, or for any other commercial purpose except as specifically permitted by this Section 8.9.

       8.10. WIRE OF CASH INCLUDED IN PURCHASED ASSETS. On the Closing Date, the Company shall wire to Ceridian immediately available United States funds in the amount of Two Million Five Hundred Forty-seven Thousand Nine Hundred Eighty-two dollars ($2,547,982).

       8.11. CRD MATERIALS. Sellers and Buyer acknowledge that certain materials owned by the Corporate Sellers and identified on Schedule 4.16(e)(i)(cc) hereto (the "Retained Materials") which are used in the Work/Family Business are not being transferred to Buyer hereunder. Notwithstanding the foregoing, the Corporate Sellers hereby grant to Buyer a perpetual royalty free license to use, sell and distribute the Retained Materials throughout the world. Further, the Corporate Sellers agree not to sell or distribute the Retained Materials, or grant any license, or other right in the Retained Materials, to any competitor of the Work/Family Business.

                                      ARTICLE
                                         9.
               SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

       9.1. SURVIVAL. The representations and warranties of the parties contained in Articles 4 and 5 of this Agreement shall survive the Closing; provided, however, that:

              (a) subject to Sections 9.1(b) and 9.1(c) below, no claim may be made based upon a breach or other inaccuracy, incompleteness or untruth of such representations or warranties unless the Indemnified Party (as hereinafter defined) gives written notice thereof (describing the specific claim in reasonable detail) to the Indemnifying Party (as hereinafter defined) on or prior to May 31, 2000;

              (b) no claim may be made based upon a breach of or other inaccuracy, incompleteness or untruth of such representations and warranties to the extent relating to employee benefit matters, Taxes, and environmental matters unless the Indemnified Party gives written notice thereof (describing the specific claim in reasonable detail) to the Indemnifying Party prior to sixty (60) days after the expiration of the applicable statute of limitation; and

              (c) claims for violations of representations and warranties concerning title to Assets will survive without limitation.

              The covenants and agreements contained herein shall survive the Closing forever unless the covenant or agreement specifies a term in which case such covenant or agreement shall survive for the term specified. Notwithstanding anything in this Agreement to the contrary, the applicable representations, warranties, covenants and agreements shall survive and be deemed extended until final resolution of the claim relating thereto pursuant to Article 10 hereof (but such representations, warranties, covenants and agreements shall not be extended with respect to any claim discovered during such extension with respect to matters other than employee benefit matters, Taxes or environmental matters, as the case may be), the notice of which was given on or before the relevant Expiration Date (as hereinafter defined) and the covenants and indemnification obligations relating to Assumed Liabilities or Excluded Liabilities shall survive forever. The respective expiration dates for the survival of the representations and warranties and the covenants shall be referred to herein as the relevant "Expiration Date."

                                      ARTICLE
                                         10.
                                  INDEMNIFICATION

       10.1. INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, shall and hereby agree to indemnify and hold Buyer (and its Affiliates and the directors, officers, employees, agents, attorneys and shareholders of Buyer and its Affiliates) harmless at all times against and in respect of any Liabilities and Losses arising out of, relating to, or resulting from: (a) any breach by any Seller of any representation, warranty, covenant or agreement made by any Seller in this Agreement; (b) the Excluded Liabilities; or (c) the nonperformance of any obligations to be performed on the part of any Seller under any agreement executed pursuant hereto or in conjunction herewith.

       10.2. INDEMNIFICATION BY BUYER. Buyer shall and hereby agrees to indemnify and hold Sellers harmless at all times against and in respect of any Liabilities and Losses arising out of, relating to, or resulting from (a) any breach by Buyer of any representation, warranty, covenant or agreement made by Buyer in this Agreement; (b) the Assumed Liabilities; or (c) the nonperformance of any obligations to be performed on the part of Buyer under this Agreement or any agreement executed pursuant hereto or in conjunction herewith. In addition, Buyer shall and hereby agrees to indemnify and hold Sellers harmless at all times against any Liabilities and Losses (other than any Losses attributable to such customer being a lost customer for purposes of Section 2.2(b) hereof) to the extent such Liabilities and Losses arise out of (1) the failure of any Corporate Seller to obtain any consent to assign any Customer Contract or Office Lease (except as set forth on Schedule 4.4) or any other Contract to which any Corporate Seller is a party relating to the Work/Family Business, or, with respect to the Office Lease relating to 926-928 Commonwealth Avenue in Brookline, Massachusetts (the "926 Office Lease"), to sublet a portion of the premises subject to such Office Lease or (2) the failure of any Corporate Seller to satisfy any conditions with respect to the assignment of any such Customer Contract, Office Lease or other Contract (other than conditions relating to the Corporate Sellers' obligations under any such Customer Contract, Office Lease or other Contract relating to any matters other than the assignment thereof) or, with respect to the 926 Office Lease, to sublet a portion of the premises subject to such Office Lease. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of Section 2.2(b)), Buyer expressly covenants and agrees that it shall not be entitled to any indemnification under
Section 10.1 to the extent that any Losses or Liabilities arise out of any termination of or other loss of benefits under or pursuant to, any Customer Contract or Office Lease (except as set forth on Schedule 4.4) or other Contract to which any Corporate Seller is a party to the extent arising out of (1) the failure of any Corporate Seller to obtain any consent to assign any such Customer Contract, Office Lease or other Contract, or, with respect to the 926 Office Lease, to sublet a portion of the premises subject to such Office Lease or (2) the failure of any Corporate Seller to satisfy any conditions with respect to the assignment of any such Customer Contract, Office Lease or other Contract (other than conditions relating to the Corporate Sellers' obligations under any such Customer Contract, Office Lease or other Contract relating to any matters other than the assignment thereof) or, with respect to the 926 Office Lease, to sublet a portion of the premises subject to such Office Lease.

       10.3.  LIMITATION ON INDEMNIFICATION.

              (a)    BASKET.  In the event of any claim for indemnity under
                     Section 10.1(a) or 10.2(a), the Indemnified Party (as hereinafter defined) shall not be entitled to indemnification therefor unless the Indemnified Party has sustained Losses or Liabilities in excess of Three Hundred Thousand Dollars ($300,000) in the aggregate (the "BASKET AMOUNT"), in which event the Indemnified Party shall be entitled to indemnification for the full amount of all Losses or Liabilities suffered or incurred in excess of the Basket Amount.

              (b) CAP. In no event shall the aggregate liability of Sellers or Buyer, as the case may be under Sections 10.1(a), 10.1(c), 10.2(a) or 10.2(c) (except with respect to the payment of the Purchase Price) exceed Forty Million Dollars ($40,000,000).

              (C) NO SET-OFF. In no event shall Buyer be permitted to set-off against any payments due Sellers except as provided in the Escrow Agreement.

       10.4. DEFENSE AGAINST ASSERTED CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a party indemnified pursuant to this Article 10 ("Indemnified Party") which might give rise to a right to indemnification under this Agreement, the Indemnified Party shall, with reasonable promptness, give to the other party ("Indemnifying Party") written notice of the claim or assertion of liability and request of the Indemnifying Party to defend the same, provided that any delay or failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall, at the Indemnifying Party's expense, assume the defense of such claim or assertion with counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense of such action, or (c) if the named parties to the action or proceeding include both the Indemnifying and the Indemnified Party and the Indemnified Party is advised in an opinion of its counsel that representation of both parties by the same counsel would be inappropriate under the applicable standards of professional conduct. The Indemnifying Party shall not be permitted to enter into any settlement or compromise involving affirmative action or forbearance by the Indemnified Party unless the Indemnified Party shall have been notified in writing of the proposed settlement or compromise and shall have consented in writing thereto, which consent shall not be unreasonably withheld. The parties will cooperate with each other in the. defense of any such action and the relevant records and personnel of each shall be available to the other with respect to such defense. If the Indemnifying Party assumes the defense of a third party claim, (a) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnifying Party's consent unless (i) there is no finding or admission of an' violation of Law or any violation of the rights of any Person and no effect on any other claim that may be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (iii) the compromise or settlement includes, as an unconditional ten-n thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such third party claim, and (b) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its consent.

       10.5. OTHER. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to


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


indemnification or any other remedy based on such representations, warranties, covenants and obligations.

                                      ARTICLE
                                         11.
                                 GENERAL PROVISIONS

       11.1. NO PUBLICITY, ADVERTISEMENT WITHOUT PRIOR CONSULTATION. Neither Sellers nor Buyer shall, and each of the parties shall cause its officers, directors, employees, agents or advisors not to publicize, advertise, announce or describe to any Governmental Entity or other third person, the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by Law, the rules of any stock exchange or court order.

       11.2. SEVERABILITY. Any portion or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision hereof invalid, illegal or unenforceable in any other jurisdiction.

       11.3. ARTICLE AND SECTION HEADINGS, SCHEDULES AND EXHIBITS. The Article and Section headings included in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. Schedules and Exhibits referred to in this Agreement are an integral part of this Agreement.

       11.4. COUNTERPARTS. This Agreement and any documents executed pursuant hereto may be executed in any number of counterparts, each one of which shall be an original and all of which shall constitute one and the same document.

       11.5. GENDER AND NUMBER. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.

       11.6. EXPENSES. Sellers and Buyer shall each bear their own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all fees and expenses of investment advisors, accountants, and counsel).

       11.7. NOTICES. All notices given pursuant to this Agreement shall be in writing and be personally delivered or mailed with postage prepaid, by registered or certified mail, return receipt requested to the address set forth below or such other address as a party may from time to time specify in writing to the other party. If so mailed and also sent by telegram or facsimile machine, the notice will conclusively be deemed to have been received on the business day next occurring 24 hours after the latest to occur of such mailing and telegraphic or facsimile communication; otherwise, no notice shall be deemed given until it actually arrives at the address in question. The addressees to which notice are initially to be sent are as follows:

              (a)    If to Buyer to:

                     Ceridian Corporation
                     8100 34th Avenue South
                     Bloomington, Minnesota 55425-1640


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


                     Attention: President/Ceridian Performance Partners Facsimile No.: (612) 853-5270

                     with a copy to:

                     Ceridian Corporation
                     8100 34th Avenue South
                     Bloomington, Minnesota 55425-1640
                     Attention: Office of General Counsel
                     Facsimile No: (612) 853-3413

              (b)    If to any of the Corporate Sellers, to:

                     Work/Family Directions, Inc.
                     928 Commonwealth Avenue
                     Boston, Massachusetts 02215
                     Attention: President
                     Facsimile No.: (617) 566-2806

                     with copy to:

                     Goodwin, Procter & Hoar LLP
                     Exchange Place
                     Boston, Massachusetts 02109-2881
                     Attention: F. Beirne Lovely, Jr., P.C.
                     Facsimile No.: (617) 523-1231

              (c)    If to F. Rodgers and C. Rodgers, to:

                     72 Evans Road
                     Brookline, Massachusetts 02146
                     Facsimile No.: (617) 232-1124

                     with copy to:

                     Goodwin, Procter & Hoar LLP
                     Exchange Place
                     Boston, Massachusetts 02109-2881
                     Attention: F. Beirne Lovely, Jr., P.C.
                     Facsimile No.: (617) 523-1231

       11.8. NO THIRD PARTY BENEFICIARIES. No employee of the Work/Family Business or former employee thereof (or his/her spouse or beneficiary, other than employees or former employees who are parties to this Agreement), or any other Person not a party to this Agreement, shall be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary Contract.


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


       11.9. GOVERNING LAW. This Agreement is governed by and is to be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof, as to all matters, including without limitation matters of validity, construction, effect, performance and remedies, unless otherwise required by mandatory provisions of the laws of England or Canada.

       11.10. MODIFICATIONS, AMENDMENTS OR WAIVERS. Except as otherwise provided herein, provisions of this Agreement may be modified, amended or waived only by a written document specifically identifying this Agreement and signed by a duly authorized executive officer of each of the parties.

       11.11. REMEDIES EXCLUSIVE. Except for remedies based on fraud, equitable remedies (including, but not limited to, specific performance) and the remedies provided for in Article 2 of this Agreement, the remedies provided in Article 10 and in the Escrow Agreement constitute the sole and exclusive remedies for recovery against the Sellers based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Seller contained in this Agreement or in any certificate, schedule or exhibit furnished by any Seller hereunder or in any Contract or instrument delivered in connection with the Transactions, or based upon the failure of any Seller to perform any covenant, agreement or undertaking required by the terms hereof or by any of the certificates, schedules, exhibits, Contracts or instruments referred to above to be performed by any Seller.

       11.12. ASSIGNMENT, SUCCESSORS AND ASSIGNS. Without the other party's written consent, this Agreement and the rights and obligations hereunder, shall not be assignable by any party hereto, except that no such consent shall be required for such assignment by Buyer of all or any portion of its rights and obligations under this Agreement to any direct or indirect subsidiary of Ceridian, or to the purchaser of all or substantially all of the assets of the Work/Family Business or all or substantially all of the assets of the Ceridian Performance Partners division provided that Ceridian continues to guaranty all obligations of Buyer hereunder and no such assignment shall adversely affect Sellers' rights hereunder. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

       11.13. EQUITABLE REMEDIES. The obligations of Buyer and Sellers under this Agreement are unique. The parties acknowledge that it would be extremely impracticable to measure damages resulting from any default under this Agreement. Accordingly, it is agreed that a party not in default under this Agreement may sue in equity for specific performance or injunctive relief.

       11.14. JOINT PREPARATION. This Agreement has been jointly prepared by the parties and the provisions of this Agreement shall not be construed more strictly against any party hereto as a result of its participation in such preparation.

       11.15. ATTORNEYS' FEES. If any party to this Agreement initiates any legal action against any other party relating to this Agreement or any agreement executed pursuant hereto, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees, expert fees and other costs and expenses incurred by the prevailing party in respect of such proceeding.

       11.16. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all


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


prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

       11.17. DOLLARS. Unless otherwise specified, "Dollars" shall mean United States Dollars.

       11.18. STAMP DUTY.  The parties to this Agreement:

              (a) hereby certify that the Transactions effected by this Agreement do not form part of a larger transaction or series of transactions and that the correct amount of UK stamp duty will be applied when the amount or value, or aggregate amount or value, of the consideration for the purposes of UK stamp duty (which is ascertainable but not yet ascertained at the date hereof) is determined;

              (b) shall execute this Agreement and all transfers, assignments and other documents to be entered into pursuant to this Agreement (together the "Transfer Documents") and retain the same outside the United Kingdom; and

              (c) agree that they shall not at any time cause or knowingly permit any signed or executed original or counterpart of any Transfer Document to be brought into the United Kingdom unless (A) the parties to this Agreement so agree in writing or (B) it is necessary (i) to produce the same in any judicial, arbitration or administrative proceedings in which a certified copy thereof is not accepted in evidence,
                     (ii) for the purpose of registering title to any Asset or
                     (iii) to comply with any legal requirement or the requirement or request of any Governmental Entity in the United Kingdom, provided that each party to this Agreement shall first have used reasonable endeavors to avoid any such necessity and shall have consulted with the other parties as to the possibility of not bringing any such Transfer Document into the United Kingdom, and provided further that any party hereto permitted to bring a Transfer Document into the United Kingdom pursuant to this Section 11.18(c) shall notify the other parties to this Agreement at least fifteen (15) Business Days in advance of so doing.


       IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument on behalf of each of the parties hereto as of the day and year first above written.


CERIDIAN CORPORATION                      CANADIAN WORK/FAMILY
                                          DIRECTIONS CO.

By: /s/ A. Reid Shaw                      By: /s/ Francene S. Rodgers
   -----------------------------------       ----------------------------------
Name:                                     Name:
     ---------------------------------         --------------------------------
Its:                                      Its:
    ----------------------------------        ---------------------------------


WORK/FAMILY DIRECTIONS, INC.              WFD

By: /s/ Francene S. Rodgers               By: /s/ Francene S. Rodgers
   -----------------------------------       ----------------------------------
Name:                                     Name:
     ---------------------------------         --------------------------------
Its:                                      Its:
    ----------------------------------        ---------------------------------

/s/ Francene S. Rodgers
--------------------------------------    CERIDIAN PERFORMANCE
Francene S. Rodgers                       PARTNERS LTD.



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


                                          By: /s/ A. Reid Shaw
                                             ----------------------------------
                                          Name:
                                               --------------------------------
/s/ Charles S. Rodgers                    Its:
--------------------------------------        ---------------------------------
Charles S. Rodgers

THE RODGERS FAMILY IRREVOCABLE            LETTERALLIED LIMITED
 TRUST OF 1998

By: /s/ Charles S. Rodgers                By: /s/ A. Reid Shaw
   -----------------------------------       ----------------------------------
   Solely in his/her capacity as          Name:
   Trustee of said Trust, and not              --------------------------------
   Individually                           Its:
                                              ---------------------------------

By: /s/ Charles T. O'Neill, Trustee
   -----------------------------------
   Solely in his/her capacity as
   Trustee of said Trust, and not
   Individually

FRANCENE S. RODGERS 1998 RETAINED
 ANNUITY TRUST

By: /s/ Charles S. Rodgers
   -----------------------------------
   Solely in his/her capacity as
   Trustee of said Trust, and not
   Individually

By: /s/ Charles T. O'Neill, Trustee
   -----------------------------------
   Solely in his/her capacity as
   Trustee of said Trust, and not
   Individually


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